    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2000
                                                   Commission File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. ___)

                                   ESAT, INC.
                 (Name of small business issuer in its charter)

            Nevada                            7370                          95-0344604
 ------------------------------     ----------------------------      -----------------------
   (State or Jurisdiction of        (Primary Standard Industrial            (IRS Employer
 Organization or Incorporation)      Classification Code Number)        Identification Number)

                       16520 Harbor Boulevard, Building G
                        Fountain Valley, California 92708
                                  714-418-3200
              (Address and telephone number of principal executive
                    offices and principal place of business)

                            Michael Palmer, President
                                   eSat, Inc.
                       16520 Harbor Boulevard, Building G
                        Fountain Valley, California 92708
                                  714-418-3200
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              David R. Decker, Esq.
                               Arter & Hadden LLP
                      725 South Figueroa Street, 34th Floor
                          Los Angeles, California 90017

Approximate date of proposed sale to the public: AS SOON AS PRACTICAL AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________


If delivery of the prospectus is expected to be made pursuant to rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
  Title of Each Class                                        Proposed Maximum            Maximum              Amount of
 of Securities to be                      Amount              Offering Price            Aggregate           Registration
      Registered                      to be Registered          Per Share             Offering Price             Fee
 --------------------                 ----------------       -----------------        --------------        ------------
Common Stock, par value $.001
 per share,  Underlying Series A
 12% Convertible Preferred Stock     1,000,000               $2.00                   $2,000,000            $528.00(1)

Common Stock, par value $.001
 per share, Underlying Series B
 12% Convertible Preferred Stock     2,500,000               $2.00                   $5,000,000            $1,320.00(1)

Common Stock, par value $.001
 per share, Underlying Series C
 6% Convertible Preferred Stock      2,457,143               $4.375                  $10,750,000.00        $2,838.00(1)

Future Issuances of Common Stock,
 par value $.001 per share, upon
 Conversion of Preferred Stock
 issuable pursuant to Equity Line
 of Credit with Holder of Series C
 Preferred Stock                     6,303,980               $5.00                   $31,519,900.00        $8,321.25(1)

Common Stock, par value $.001
 per share, issuable upon
 exercise of Warrants issued in
 connection with the issuance
 of Series C 6% Convertible
 Preferred Stock                       238,877              $4.617                   $1,102,895.10        $291.16(1)

Common Stock, par value $.001
 per share, for Selling
 Shareholder                           159,286              $ 6.00                   $  955,716.00        $252.31(2)



(1)  Fee determined pursuant to Rule 457(g).
(2)  Fee determined pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to Completion, Dated January __, 2000

Prospectus


                             _______________ Shares

                                   eSAT, INC.
                                  Common Stock

                             ______________________



        Selling stockholders are offering up to _______________ shares of our common stock. We will not receive any proceeds from the sale of this common stock. No shares are being sold by the company at this time.

        The selling stockholders may sell these shares from time to time in the over-the-counter market or otherwise.

        Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "ASAT," and on the Deutsche Borse AG Xetra(TM) (Frankfurt, Germany) under the symbol "ES8." On January 21, 2000, the last reported bid price of the common stock on the OTC Electronic Bulletin Board was $5.25 per share.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                              _______________, 2000

        You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.



                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
Prospectus summary...........................................................................1
Risk factors.................................................................................4
Use of proceeds.............................................................................12
Forward-looking statements..................................................................12
Price range of common stock.................................................................12
Dividend policy.............................................................................13
Capitalization..............................................................................13
Selected consolidated financial data........................................................14
Management's discussion and analysis of financial condition and results of operations.......16
Business....................................................................................18
Management..................................................................................27
Certain transactions........................................................................31
Principal stockholders......................................................................34
Selling stockholders........................................................................37
Description of securities...................................................................38
Shares eligible for future sale.............................................................43
Plan of distribution........................................................................44
Legal matters...............................................................................45
Experts ....................................................................................45
Additional information......................................................................46

        Until _______________, 2000 (40 days after the date of this prospectus), all dealers effecting transactions in the common stock may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters.

                               PROSPECTUS SUMMARY


        You should read the following summary together with the more detailed information regarding our company, the risks of investing in our common stock, and our financial statements and notes to those statements appearing elsewhere in this prospectus.

OUR BUSINESS

        We were incorporated in the State of Nevada on June 23, 1995 under the name U.S. Connect 1995, Inc. On October 8, 1998, we became the surviving corporation in a merger with Technology Guardian, Inc., a California corporation. As a part of that merger, we changed our name to Technology Guardian, Inc. We changed our name to eSAT, Inc. on January 26, 1999. Our principal executive offices are located at 16520 Harbor Boulevard, Building G, Fountain Valley, California 92708, and our telephone and fax numbers are 714-418-3200 and 714-418-3220, respectively. Our Web site address is www.esatinc.com. Information accessed on or through our Web site does NOT constitute a part of this prospectus.

        Our principal line of business consists of providing products and services for satellite Internet access and data delivery. Our customers are businesses, educational institutions and governmental agencies. In the future, we may expand our services to the consumer market. Our Internet access product line is based on our Global Satellite Internet ("GSI(TM)") gateway, our Nexstream(TM) gateway and our ChannelCasting(TM) service all of which provide existing single workplace computer networks (commonly known as local area networks or LANs) with Internet access via a satellite based network. A "gateway" is a specially designated computer which contains software that allows LAN users to share an Internet access connection.

        Our GSI(TM) product line utilizes our satellite network for communications from the Internet to our customers and a telephone line for outbound communications from our customers to the Internet. We expect to actively commence sales of the Nexstream product line in the first half of 2000. This product uses our satellite network for customer communications to and from Internet web sites. The ChannelCasting(TM) service is currently being marketed. This service is designed to provide the simultaneous broadcast of video and data files to multiple destinations through use of our existing technology, as well as technology which is under development. We plan to be a geographically diverse provider of Internet services by establishing joint venture relationships in several countries throughout the world.

        In addition to our core business described above, we are in the process of developing three other lines of business through our subsidiaries, Global Media Technologies, SkyFrames, inc. (dba SkySP(TM)) and i-xposure, Inc. Global Media Technologies, Inc. is focusing on the development of satellite-based products which take advantage of our high-speed, high-quality video and data delivery capabilities. SkySP(TM) is focusing on use of our satellite and networking technology to provide cost-effective, uniform Internet delivery platform through school systems without geographic limitations. Through i.xposure, we are engaged in the development and marketing of a personal interactive desktop organizer which includes a variety of personal productivity programs, as well as serving as an Internet access portal when users are on-line.

THE OFFERING

Shares offered..............................      _______________ shares of common stock

Proceeds to us..............................      None.  All sales will be for the benefit of
                                                  the selling stockholders

Common stock to be outstanding after the
  offering..................................      _______________ shares

OTC Electronic Bulletin Board symbol........      ASAT

Deutsche Borse AG Xetra(TM) (Frankfurt,
  Germany)..................................      ES8

        In addition to _______________ shares of common stock outstanding after the offering, we may issue _______________ shares of common stock on the conversion of outstanding convertible securities, _______________ shares of common stock on exercise of outstanding warrants, and _______________ shares of common stock on exercise of outstanding options.

                       SUMMARY CONSOLIDATED FINANCIAL DATA


CONSOLIDATED STATEMENTS OF OPERATIONS DATA


                                                                                            Unaudited
                                                         Year Ended                     nine months ended
                                                        December 31,                       September 30,
                                                 -------------------------           -------------------------
                                                   1997              1998             1998              1999
                                                 -------           -------           -------           -------
                                                                (in thousands except per share data)
Net revenue ................................     $ 1,201           $   341           $   238           $ 1,188
Gross profit ...............................         856              (344)             (213)              421
Loss from operations .......................        (316)           (2,696)           (1,640)           (6,363)
Net loss ...................................     $  (454)          $(2,727)          $(1,408)          $(6,323)
Basic and fully-diluted loss per share......     $ (0.04)          $ (0.17)          $ (0.12)          $ (0.37)

        The following table indicates a summary of our balance sheet as of December 31, 1998 and September 30, 1999. The column labeled "as adjusted" reflects our receipt of net proceeds from the sale of 50,000 shares of Series C 6% Convertible Preferred Stock at $100 per share in December 1999.

CONSOLIDATED BALANCE SHEET DATA


                                                                         Unaudited
                                                                     September 30, 1999
                                                December 31,      --------------------------
                                                   1998           Actual         As adjusted
                                                ------------      -------        -----------
                                                                      (in thousands)
Cash and cash equivalents ..................     $ 2,568          $    12           $ 4,461
Working capital ............................       2,382           (1,154)            3,295
Total assets ...............................       3,261            1,450             5,899
Total stockholders' equity (deficit)........       2,722             (149)            4,300

                                  RISK FACTORS


WE HAVE REPORTED LOSSES FOR OUR LAST TWO YEARS AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999, AND, IF WE DO NOT BECOME PROFITABLE, OUR BUSINESS COULD BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT COULD DECLINE.

        For the nine months ended September 30, 1999, we incurred a loss of $6,323,336, including all research and development costs. For the fiscal year ended December 31, 1998, we incurred a loss of $3,290,336 as compared to a loss of $453,798 for the fiscal year ended December 31, 1997. The losses were primarily due to: (i) employee compensation which increased because of additional sales and operations staff hired in 1998 in anticipation of future growth of our operations; (ii) expenses related to marketing; and (iii) lack of product sales. In addition, we incurred significant research and development costs associated with new products. There can be no assurance that we will be able to generate sufficient revenues to operate profitably in the future or to pay our debts as they become due. The Company is dependent upon successful completion of future capital infusions to continue operations.

WE DEPEND ON SATELLITE TRANSMISSION. SATELLITE FAILURE COULD HAVE A SUBSTANTIAL NEGATIVE AFFECT ON OUR BUSINESS OPERATIONS.

        We currently use a single satellite to provide satellite Internet services. There is risk associated with this dependence. There are two types of possible failures to the satellite: a failure of the individual transponder that is used and a failure of the entire satellite. If there is a failure of a transponder, the satellite operator contractually obligated to move us to another transponder. This would create a minimum interruption to customers, likely less than 24 hours. If the satellite itself completely fails, we will have to move our services to another satellite. Our transmissions conform to industry standards so there are several possible alternative satellites. Our current satellite provider engages in quarterly reviews of available like-satellite space and is ready to contract for that space if needed. If the entire satellite were to fail, a one to five day outage of services might occur depending on the availability of other satellites. Additionally, a repointing of the receiving dishes on the ground would likely be required. The repointing of the receiving dishes on the ground would cost us approximately $300 per customer. In the event of any service disruption due to satellite failure, our customers would be credited for the dollar value of the amount of time they are without the satellite Internet service. Based on a standard contract paying $495 per month for the use of our GSI(TM) equipment and related satellite Internet service, this would be equal to $16.50 per day per customer. We intend to install a second U.S. Network Operating Center ("NOC") in the first half of fiscal 2000. This second NOC will be located in Orange County, California, and will utilize a different satellite than the existing NOC. This second NOC and satellite provides certain redundancies in the event of a failure. In the event of a satellite failure, we could also be subject to loss-of-business claims, due to the reliance by business customers on the satellite Internet services we provide. A sustained disruption in satellite service could materially impact our ability to continue operations.

WE MIGHT NOT BE SUCCESSFUL IN IMPLEMENTING OUR DOMESTIC AND WORLDWIDE PROPOSED EXPANSION WHICH WILL RESULT IN OUR BEING A SMALLER AND LESS COMPETITIVE COMPANY.

        Over the next two years, we intend to expand our operations domestically and internationally, and will seek to expand the range of our services and penetrate new geographic markets.

        However, we have no experience in effectuating rapid expansion or in managing operations which are geographically dispersed. There can be no assurance that our current management, personnel and other corporate infrastructure will be adequate to manage our growth. Expansion internationally will require joint venture partners outside the United States which will provide capital and personnel to fund the operations internationally. As a company, we have very limited experience in international joint venture transactions. We have no joint venture partners at this time. There can be no assurance that we will be able to successfully joint venture with entities in other parts of the world, or that joint venture partners will be able to raise the capital and employ the personnel required to successfully implement worldwide operations. Accordingly, there is significant risk that we will not be able to meet our goal of substantial domestic and international expansion within the next two years. Failure to complete our intended expansion will result in our being a smaller and less competitive company.

WE HAVE A LIMITED OPERATING HISTORY.

        We were incorporated in 1995, but did not commence operations until 1997. Since then, our business has been substantially refocused. Thus, we have a limited operating history upon which an evaluation of us can be based. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet and interactive media products and services. In addition, we will be subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the growth of an emerging business and the development and market acceptance of new products and services. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in market acceptance of our products and services or that our efforts will result in such market acceptance.

TIMING OF ORDERS FOR AND CONTINUED DEVELOPMENT OF OUR SERVICES AND PRODUCTS WILL CAUSE OUR QUARTERLY RESULTS TO FLUCTUATE AND CONSEQUENTLY YOU SHOULD NOT RELY ON THE RESULTS OF ANY PERIOD AS AN INDICATION OF FUTURE PERFORMANCE.

        We have experienced material period-to-period fluctuations in revenue and operating results. We anticipate that these periodic fluctuations in revenue and operating results will occur in the future. We attribute these fluctuations to a variety of business conditions that include:

        - the volume and timing of orders we receive from quarter to quarter;

        - the introduction and acceptance of our new services and products and product enhancements by us;

        -       purchasing patterns of our customers and distributors; and

        - market acceptance of services and products sold by our distributors.

        As a result, we believe that quarterly revenue and operating results are likely to vary significantly in the future and that quarter-to-quarter comparisons of our operating results may not be meaningful. You should therefore not rely on the results of one quarter as an indication of future performance.

OUR INTELLECTUAL PROPERTY MAY BE CHALLENGED

        As is the case with many technology companies, the rapid pace of change in technology could cause our intellectual property to be challenged. These challenges could come from stronger companies who believe that the use of our technology interferes with their use or that they own all of the technology and related rights. If any of these challenges were successful, our ability to sell product based on our technology or intellectual property could be severely impaired.

WE MUST DO BUSINESS IN A DEVELOPING MARKET AND FACE NEW ENTRANTS. FAILURE TO MEET THE CHALLENGES OF NEW PRODUCTS AND COMPETITORS WILL REDUCE OUR MARKET SHARE AND THE VALUE OF YOUR INVESTMENT.

        The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. The diverse segments of the Internet market might not provide opportunities for more than one dominant supplier of products and services similar to ours. If a single supplier other than us dominates one or more market segments, our revenue is likely to decline and we will become a less valuable company.

BECAUSE WE LACK THE NAME RECOGNITION, CUSTOMER BASE AND RESOURCES OF OTHER COMPANIES PROVIDING INTERNET ACCESS AND OTHER INTERNET RELATED PRODUCTS AND SERVICES MARKET, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WHICH WOULD REDUCE OUR REVENUE AND THE VALUE OF YOUR INVESTMENT.

        The markets for our products are intensely competitive and are likely to become even more competitive. Increased competition could result in:

        -       pricing pressures, resulting in reduced margins;

        -       decreased volume, resulting in reduced revenue; or

        - the failure of our products to achieve or maintain market acceptance.

        Any of these occurrences could have a material adverse effect on our business, financial condition and operating results. Each of our products faces intense competition from multiple competing vendors. Our principal competitors include Loral, Inc., Hughes Network System and Spacenet. Many of our current and potential competitors have:

        -       longer operating histories,

        -       greater name recognition,

        -       access to larger customer basis, or

        -       substantially greater resources than we have.

        As a result, our principal competitors may respond more quickly than we can to new or changing opportunities and technologies. For all of the reasons stated above, we may be unable to compete successfully against our current and future competitors.

WE MAY HAVE INSUFFICIENT CAPITAL FOR FUTURE OPERATIONS WHICH WOULD DIMINISH THE VALUE OF YOUR INVESTMENT.

        Based on current proposed plans and assumptions relating to our operations, we anticipate that current cash reserves, together with projected cash flow from operations and the sale of additional securities, will be sufficient to satisfy our contemplated cash requirements through fiscal 2000. Thereafter, we will require substantial additional financial resources to fund its operations. The expansion into new product areas will also require substantial financial funding. The failure to acquire additional funding when required will have a material adverse effect on our business prospects. Without the proper financing of customer contracts by a finance company or additional equity, we are likely to have difficulty in sustaining on-going operations.

OUR FINANCIAL STATEMENTS CONTAIN A "GOING CONCERN" QUALIFICATION.

        The audit report accompanying our Financial Statements for the year ended December 31, 1998 contains a qualification that certain conditions indicate that we might not be able to continue as a going concern. The financial statements do not contain any adjustments that might be necessary in such a case. Note O to the financial statements indicates that recurring operating losses, working capital deficiencies and significant bad debts from accounts receivable account for this uncertainty. Many investment bankers and investors view companies with a "going concern" qualification as less desirable for investment. Accordingly, we might have a more difficult time raising equity capital or borrowing capital at all or on favorable terms. Our suppliers might be less willing to extend credit. Our potential customers might be less willing to purchase our products and services if they believe that we will not be viable enough to provide service, support, back-up, and follow-on products when needed. Furthermore, we might be disadvantaged in recruiting employees who might be concerned about the stability of employment with us. Therefore, the "going concern" qualification can have severe adverse consequences on us.

WE ARE DEPENDENT ON SUCCESSFUL NEW PRODUCTS AND PRODUCT ENHANCEMENT INTRODUCTIONS AND MAY SUFFER PRODUCT DELAYS.

        Our success in the Internet access business depends on, among other things, the timely introduction of successful new products or enhancements of existing products to replace declining revenues from older, less efficient products. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenues from new products or enhancements do not replace declining revenues from existing products, our business, operating results and financial condition could be materially adversely affected. The process of developing Internet access products such as ours is extremely complex and is expected to become more complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and on our business, operating results and financial condition.

WE HAVE NO ASSURANCE OF MARKET ACCEPTANCE OF OUR PRODUCTS AND SERVICES. IF WE ARE UNABLE TO RAISE MARKET AWARENESS OF OUR PRODUCTS AND SERVICES, WE MAY EXPERIENCE DECLINING OPERATING RESULTS WHICH WOULD DIMINISH THE VALUE OF YOUR INVESTMENT.

        We are at an early stage of development and our earnings growth depends primarily upon market acceptance of our products and services. There can be no assurance that our product development efforts will progress further with respect to any potential new products or that they will be successfully completed. In addition, there can be no assurance that our potential new products will be capable of being produced in commercial quantities at reasonable costs or that they will achieve customer acceptance.

        There can be no assurance that our products and services will be successfully marketed. In addition to our own direct sales force, we are dependent on value-added resellers and distributors to market its products. There is no assurance that any distributor or other reseller will be successful in marketing our products.

        Our success is dependent in part on our ability to sell our products and services to governmental agencies, including public school districts, and large business organizations. Selling to governmental agencies and larger companies generally requires a long sales process, with multiple layers of review and approval.

        In sales to governmental agencies, nonbusiness factors often enter into the purchase decision. Such factors include the residence and origin of the supplier of the products, the nature of the supplier and the distributor, the ethnic and gender characteristics of personnel and owners of the company selling or distributing the products, political and other contacts, and other peculiar factors. Accordingly, the success of selling to these potential customers is uncertain.

        We do not have sufficient experience in marketing our products to determine the optimum distribution methods. It is unclear whether marketing through distributors or value-added resellers or mass retailers will result in acceptable sales levels. Accordingly, as we learn more, we might have to revise our sales, distribution, and marketing strategies and implementation.

WE MIGHT BECOME SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH COULD HARM OUR PROSPECTS.

        Except for a license from the Federal Communications Commission, we are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Such laws or regulations could limit the growth of the Internet, which could in turn decrease the demand for our proposed products and services or increase our cost of doing business. Any new legislation or regulation or the application of existing laws and regulations to the Internet in unexpected ways could have an adverse effect on the Company's business and prospects.

WE MIGHT FACE LIABILITY FOR INFORMATION OBTAINED OR DISTRIBUTED THROUGH THE PRODUCTS AND SERVICES WE PROVIDE.

        Because materials may be downloaded by the Internet services which we operate or facilitate and may be subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Sometimes, such claims have been successful against Internet service providers in the past. Our general liability insurance might not cover potential claims of this type or might not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or legal defense expenses that are not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, operating results and financial condition.

LOSS OF KEY MEMBERS OF OUR SENIOR MANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS AND PROSPECTS.

        Our success will be dependent largely upon the personal efforts of our Chief Executive Officer, Michael C. Palmer, and our Chairman of the Board, Chester L. Noblett, Jr., as well as other senior managers. The loss of their services could have a material adverse effect on our business and prospects. We have no life insurance on any of our officers. Mr. Palmer's and Mr. Noblett's services are governed by agreements. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and there can be no assurance that we will be able to hire or retain qualified personnel. Any inability to attract and retain qualified management and other personnel could have a material adverse effect on us.

IF OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE GREATER DIFFICULTY SELLING YOUR SHARES

        The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

        - net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

        - net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

        - average annual revenue of at least $6,000,000 for the last three years.

        Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

        If our financial condition does not meet the above tests, then trading in the common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.

YOU COULD SUFFER DILUTION OF YOUR INVESTMENT IF CERTAIN WARRANTS ARE EXERCISED, PREFERRED STOCK IS CONVERTED INTO COMMON STOCK, OR STOCK OPTIONS ARE EXERCISED

        As of January 17, 2000, we have a total of 18,263,632 shares of common stock outstanding. We have issued warrants to purchase 2,071,715 shares of common stock at a weighted average price of $6.71 per share, as well as options to purchase 7,578,528 shares of commons stock at a weighted average price of $3.55 per share. Under a subscription agreement, we have sold but not issued $7,000,000 of Series A and Series B Convertible Preferred Stock that, based on a maximum conversion price of $2 per share, will convert into at least 3,500,000 shares of common stock. We have issued $5,000,000 of Series C Convertible Preferred Stock that, based on a maximum conversion price of $4.375 per share, will convert into at least 1,142,857 shares of common stock. Issuance of any of these shares will dilute your interest in our company.

        In November 1998, we entered into a subscription agreement with a private investor wherein he was to purchase 2,092,000 shares of common stock for $1.30 per share which we determined was a reasonable price at that time. He was not able to raise the funds to purchase the stock and we cancelled the subscription agreement. He has now sued us to compel us to issue those shares to him alleging that we breached the agreement. If his lawsuit is successful, we will be required to issue up to an additional 2,092,000 shares of common stock at a price substantially below the current market price which would dilute the interest of our other common stockholders.

ISSUANCE OF OUR AUTHORIZED PREFERRED STOCK COULD DISCOURAGE A CHANGE IN CONTROL, COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND COULD RESULT IN THE HOLDERS OF PREFERRED STOCK BEING GRANTED VOTING RIGHTS THAT ARE SUPERIOR TO THOSE OF THE HOLDERS OF COMMON STOCK

        We have already committed to issue 3,550,000 shares of preferred stock of which 50,000 shares have been issued. All have voting rights on all matters decided by shareholders. The other 50,000 shares have the right to cast the number of votes that those shares would convert into (1,142,857 as of this date) on all matters on which stockholders may vote. We are authorized to issue an additional 6,450,000 shares of preferred stock without obtaining the consent or approval of our stockholders. The issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control. We may also grant superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of the commons stock and the voting rights of the holders of commons stock. The issuance of preferred stock may also result in the loss of the voting control of holders of common stock to the holders of preferred stock.

WE WILL PAY NO DIVIDENDS TO YOU

        We have not paid, and do not expect to pay, any dividends on common stock in the foreseeable future.

MANY SHARES WILL BECOME ELIGIBLE FOR FUTURE SALE, WHICH MIGHT ADVERSELY AFFECT THE MARKET PRICE FOR THE SHARES

        As of January 21, 2000, there are 18,263,632 shares of our common stock outstanding which cannot be sold on the public market. Of these shares, 4,940,865 shares are held by directors, officers, or stockholders who have beneficial ownership of 10% or more of the outstanding shares, including shares subject to an option held by them. 13,574,620 shares are held by other stockholders. These shares will become eligible for trading at various dates commencing on February 12, 2000. In addition, shares of common stock which may be acquired pursuant to outstanding convertible preferred stock or warrants will be eligible for trading at various dates after they are acquired. We are unable to predict the effect that sales of such shares may have on the then prevailing market price of the common stock. Nonetheless, the possibility exists that the sale of these shares may have a depressive effect on the price of our common stock.


                                 USE OF PROCEEDS


        All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We received money from the sale of shares of convertible preferred stock that were converted, or are convertible, into the shares of common stock offered in this prospectus. We also received, or will receive, money from the exercise of warrants to purchase common stock which is offered by this prospectus. This money was, or will be, used for working capital and general corporate purposes. We will not receive any additional proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling stockholders."


                           FORWARD-LOOKING STATEMENTS


YOU SHOULD NOT RELY ON OUR FORWARD-LOOKING STATEMENTS.

        This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the material set forth under "Prospectus summary," "Management's discussion and analysis of financial condition and results of operations," and "Business," as well as within this prospectus generally. In addition, when used in this prospectus, the words "believes," "intends," "plans," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Actual results could differ materially from those described in the forward-looking statements as a result of the risk factors set forth and the information provided in this prospectus generally. We do not intend to update any forward-looking statements.


                           PRICE RANGE OF COMMON STOCK


        Our common stock is traded on the OTC Electronic Bulletin Board under the trading symbol "ASAT" and on the Deutsche Borse AGXetra(TM) (Frankfurt, Germany) under the trading symbol "ES8". The following table sets forth the high and low bid prices for our common stock since the beginning of the fiscal year 1997 on the OTC Bulletin Board only. The quotations reflect inter-dealer prices, with no retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from National Quotation Bureau, Inc.

         1997 Fiscal year                        High Bid                 Low Bid
         ----------------                        --------                 -------
         First quarter                            25.00                     6.25
         Second quarter                           12.50                     1.56
         Third quarter                            12.50                     1.56
         Fourth quarter                           12.50                     1.00

         1998 Fiscal year
         ----------------
         First quarter                             1.00                      .05
         Second quarter                             .05                      .05
         Third quarter                             5.50                     .625
         Fourth quarter                           16.00                     5.00

         1999 Fiscal year
         ----------------
         First quarter                          22.6875                    10.50
         Second quarter                           14.25                    7.876
         Third quarter                           9.3750                    4.375
         Fourth quarter                          6.0625                   1.1875

         2000 Fiscal year
         ----------------
         First Quarter through 1/24/00            7.375                     3.50

        On January 25, 2000, the last reported trade for our common stock was $6.00.

        As of January 17, 2000, there were 624 holders of record of our common stock.


                                 DIVIDEND POLICY


        We plan to retain all of our earnings, if any, to finance the expansion of our business and for general corporate purposes. We have not declared or paid any cash dividends on our common stock. We do not anticipate paying cash dividends in the foreseeable future except possibly on preferred stock. The terms of our outstanding preferred stock prohibit the payment of dividends on our common stock unless all dividends accrued on the preferred stock have been paid.


                                 CAPITALIZATION


        The following table sets forth our capitalization as of December 31, 1998 and our unaudited capitalization as of September 30, 1999:


        -       on a historical basis, and

        - on an as adjusted basis, giving effect to the sale of $5,000,000 of preferred stock on December 29, 1999, after deducting selling commissions and estimated offering expenses.

        You should read this table together with "Management's discussion and analysis of financial condition and result of operations," consolidated financial statements and notes to consolidated financial statements appearing elsewhere in this prospectus.



                                                                                September 30, 1999
                                                       December 31,        ----------------------------
                                                           1998             Actual          As adjusted
                                                       ------------        -------          -----------
                                                                                   (in thousands)
Stockholders' equity:
  Preferred stock $0.001 par value;
    10,000,000 shares authorized;
    2,000,000 subscribed and
    unissued at September 30, 1999;
    as adjusted 2,000,000 shares
    subscribed and unissued and
    50,000 shares issued                                 $    --           $ 4,000            $ 7,355

  Common stock, $0.001 par value;
    40,000,000 shares authorized;
    18,234,566 shares issued and outstanding at
    September 30, 1999 and 16,085,936 at
    December 31, 1998                                         16                18                 18
  Additional paid-in capital                               6,051             9,115             10,209
  Treasury stock                                              --              (364)              (364)
  Subscription receivable                                     --            (3,250)            (3,250)
  Accumulated earnings (deficit)                          (3,345)           (9,668)            (9,668)
                                                         -------           -------            -------
Total capitalization                                     $(2,722)          $  (149)           $ 4,300
                                                         =======           =======            =======

        The information provided above excludes:

        - 2,071,715 shares of common stock issuable upon exercise of warrants,

        - 7,578,528 shares of common stock issuable upon exercise of outstanding options, and

        - 4,642,857 shares issuable on conversion of outstanding preferred stock.


                      SELECTED CONSOLIDATED FINANCIAL DATA


        The following selected consolidated financial data is qualified by reference to and should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements and the "Management's discussion and analysis of financial condition and results of operations" and other financial information included elsewhere in this prospectus. The consolidated statements of operations data for the years ended December 31, 1997 and 1998 and the consolidated balance sheet data at December 31, 1997 and 1998 are derived from and qualified by reference to the audited consolidated financial statements included elsewhere in this prospectus.

        The consolidated statements of operations data for the nine months ended September 30, 1998 and 1999 and the consolidated balance sheet data at September 30, 1999 have been derived from our unaudited consolidated financial statements but have been prepared on the same basis as our audited consolidated financial statements which are included in this prospectus. In our opinion, these unaudited consolidated financial statements include all adjustments, consisting of normally recurring adjustments, considered necessary for a fair presentation of our consolidated financial position and result of operations for that period.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:


                                                                                     Unaudited
                                                 Year Ended                       nine months ended
                                                 December 31,                       September 30,
                                          -------------------------           -------------------------
                                            1997              1998              1998             1999
                                          -------           -------           -------           -------
                                                         (in thousands except per share data)
Net revenue                               $ 1,201           $   341           $   238           $ 1,188
Gross profit                                  856              (344)             (213)              421
Loss from operations                         (316)             (316)           (1,640)           (6,363)
Net loss                                     (454)           (2,727)           (1,408)           (6,323)
Basic and fully-diluted loss per share      (0.04)            (0.17)            (0.12)            (0.37)

CONSOLIDATED BALANCE SHEET DATA:



                                                                                 Unaudited
                                            December 31,                       September 30,
                                                1997              1998            1999
                                            ------------        -------        -------------
                                                            (in thousands)
Cash and cash equivalents ..........          $   (12)          $ 2,568          $    12
Working capital ....................             (234)            2,382           (1,154)
Total assets .......................              454             3,261            1,450
Total stockholders' equity .........             (238)            2,722             (149)

        See note B of notes to consolidated financial statements for a discussion regarding the computation and presentation of basic and diluted net loss per share.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REPORT, AS WELL AS "RISK FACTORS."

RESULTS OF OPERATIONS

1998 AS COMPARED TO 1997

        In fiscal 1998, revenue decreased by $860,000 or 72%, in comparison to fiscal 1997. This revenue decline is directly attributable to our shift to high-speed satellite Internet products and services and away from the sale of networking and computing product and services. In the first quarter 1998, the company stopped selling networking and computing products and services. In the fourth quarter 1998, the company stopped selling its initial satellite Internet products and services altogether, pending the completion of its GSI(TM) products. During 1998, the company engaged in capital raising efforts and the development of its GSI(TM) Internet related products and services along with beta marketing and testing.

1999 AS COMPARED TO 1998

        During fiscal years 1998 and 1999, we experienced difficulties selling its products and collecting our accounts receivable. Our first product offering, the unidirectional GSI(TM) product line, experienced technical difficulties due to its reliance on outbound telephone lines and other Internet service providers for its upstream connection to the Internet. During fiscal 1999, the we worked on a solution to this technical problem with the GSI(TM) product line, as well as working to develop and launch our bi-directional Nexstream product that utilizes a satellite connection for both upstream and downstream connections to the Internet.

        For the first nine months of fiscal 1998, the we recorded revenue of $237,758, however, we wrote off accounts receivable of $236,666. For the first nine months of fiscal 1999, we recorded revenue of $1,187,770 and wrote off accounts receivable totaling $1,064,986. We expect that shipments of new systems will increase as a result of a solution for its GSI(TM) product line outbound ISP difficulties and the launch the bi-directional Nexstream product.

        For the nine-month periods ended September 30, 1999 and 1998, cost of sales were $767,167 and $450,544, respectively. Cost of sales includes the cost of hardware and software shipped to customers, satellite access time purchased from a third party and inventory write-offs.

        For the nine-month periods ended September 30, 1999 and 1998, operating expenses were $5,718,146 and $1,190,420, respectively. The increase in operating expenses for fiscal 1999 is due to higher levels of staffing and compensation, increased marketing expenditures, increased research and development expenditures and higher levels of professional fees paid to outside accountants and attorneys.

LIQUIDITY AND CAPITAL RESOURCES

        Our operations have been financed primarily from the sale of preferred and common stock in 1999 and 1998 and, to a lesser extent, capital equipment lease arrangements. At September 30, 1999, the company had cash on hand of $12,365 and negative working capital of $1,153,626, compared to cash of $2,567,697 and positive working capital of $2,381,879 at December 31, 1998. As discussed more fully below in this section, during the third and fourth quarters of 1999, we entered into agreements to sell a total of $12.0 million of convertible preferred stock and arranged for an equity credit line of $20.0 million.

        Net cash used in operating activities of $4,260,519 and $1,630,350 for the nine months ended September 30, 1999, and 1998, respectively, was primarily attributable to operating losses.

        Net cash used in investing activities was $543,971 and $96,339 for the nine months ended September 30, 1999 and 1998, respectively. These expenditures were for the purchase of fixed assets.

        Net cash provided by financing activities of $2,249,069 and $1,826,329, for the nine months ended September 30, 1999 and 1998, respectively, resulted primarily from the net proceeds of the sale of preferred and common stock.

        To the extent our revenues increase in the coming twelve months, we anticipate significant increases in operating expenses, working capital and capital expenditures. The cost to purchase additional fixed assets, primarily satellite transmission and receiving equipment and to finance working capital requirements is approximately $15,000,000. We also anticipate the need to construct our own network of Network Operations Centers (NOCs). A NOC is the location of the operations equipment, which receives and transmits data from and to a satellite. The construction of a NOC costs approximately $2,000,000 per location.

        We have entered into an agreement with Vantage Capital, Inc. ("VCI") for the purpose of raising capital. Pursuant to that agreement, a total of $7,000,000 of preferred stock has been subscribed for with CFE subscribing for a total of $5,000,000 of Series B 12% Convertible Preferred Stock and VCI subscribing for $2,000,000 of Series A 12% Convertible Preferred Stock. Through December 31,1999, we had received a total of $2,000,000.

        The Series A and B Preferred Stock has a liquidation preference of $2.00 per share and accrues interest at a 12% annual rate, payable in common stock of the company. The Series A and B Preferred Stock may be converted into shares of common stock at the lower of $2.00 per share or 70% of the bid price of the common stock on the date of a notice to convert as reported by the exchange or the market on which the shares of Common Stock are traded. The Series A and B Preferred Stock contains standard anti-dilution and price protection provisions and standard registration rights. There is no firm written agreement in place requiring the balance of the anticipated investment to be made; however the company expects that the full amount of the anticipated investment will be made. Michael C. Palmer, our Chief executive Officer, owns VCI.

        On December 29, 1999, we entered into an agreement with a private third-party investor that provides for the immediate purchase by the investor of $5,000,000 of Series C Convertible Preferred Stock ("Series C Preferred") and the establishment of a $20,000,000 equity line of credit ("Equity Line"). The Series C Preferred is convertible into Common Stock at a price based on the market price of the Common Stock at the time of conversion, subject to a maximum price of $4.375 per share, and bears interest at 6 percent per annum. The Series C Preferred is convertible at the investor's option, and becomes convertible in three equal installments, commencing on the date of this prospectus and ending 90 days thereafter.

        Under the terms of the $20,000,000 Equity Line, we have the right to sell to the investor, and the investor has an obligation to buy from us, up to an additional $20,000,000 of convertible preferred stock. The maximum amount of each such individual sale of preferred stock will be determined by a formula based on the dollar-volume of trading of the our common stock in the fifteen day period immediately prior to each sale, subject to an overall maximum of $2,500,000 per transaction. Furthermore, there must be at least 15 days between sales and no sales are allowed while our common stock is trading below $3.00 per share.

        The company believes that the receipt of the net proceeds from the preferred stock described above plus cash generated internally from sales will be sufficient to satisfy its future operating, working capital and other cash requirements for at least the next twelve months. The company believes that it has sufficient resources to fund current operations, develop new or enhanced products and/or services, to respond to competitive pressures and acquire complementary products, businesses or technologies.

YEAR 2000 COMPLIANCE

        We experienced no interruptions in our operations when the calendar year changed to the year 2000. We believe that our products and services, and products which we purchase from third party vendors, are designed to operate continuously regardless of date changes.


                                    BUSINESS


OVERVIEW

        We provide a satellite Internet services and we develop satellite Internet access equipment and services. Our customers are businesses, educational institutions and governmental agencies. Our product line is based on our Global Satellite Internet ("GSI(TM)") gateway, Nexstream gateway and ChannelCasting(TM) services which all provide existing local area networks with Internet access. A gateway is a specially designated computer which contains software that allows local area network ("LAN") users to shares an Internet access connection. Nexstream uses very small aperture terminals, which allows for data transfer to and from remote locations needing Internet access or a private network. Our ChannelCasting(TM) services provides the simultaneous broadcast of large video and data files to multiple destinations through the use of our GSI(TM).

        We plan to be a geographically diverse satellite Internet service provider through the establishment of joint ventures in various countries. We expect to finance the expansion either through financing provided by the parties wishing to provide the service internationally, or through capital generated by operations and/or issuing additional securities.

        Through September 30, 1999, we have incurred significant losses totaling over $9,6000,000. Furthermore, we anticipate incurring additional losses in the foreseeable future as we grow and complete the development of our products. We operate in a highly competitive market and our success of the business will depend on our ability to compete in this marketplace. We have no assurance of market acceptance of our products. and we have no assurance that our marketing and distribution methods will be successful.

OUR STRATEGY

        We expect growth in demand for Internet access on a worldwide basis. We are positioning the company to help satisfy this market need for Internet access through the use of our GSI(TM) and Nexstream products as a method of communication and the ChannelCasting(TM) service as a means of broadcasting data. Currently we provide products and services for satellite Internet access and data delivery to include businesses, educational institutions, and government agencies. At this time, we do not offer services to home users and we have no immediate plans to do so. We developed our GSI(TM), and Nexstream products, along with, ChannelCasting(TM) to help satisfy voids in the Internet access and data delivery market.

        Our strategy is based on the development and marketing our products and services in five areas.

        First, we plan to build a worldwide satellite network by installing three or more network operation centers (NOC) placed in strategic locations throughout the world. Each of these NOCs will serve as a means of connecting to each other and each a different satellite supporting a specific region. When completed, this worldwide satellite network will allow us to provide Internet access to a much larger market in countries where there is little or no telecommunications infrastructure. We have already begun to implement this strategy by entering into a service agreement with Exodus Communications, Inc.
(EXDS). This service agreement allows us to establish a satellite uplink facility at an Exodus Internet Data Center(TM) in Southern California. This agreement will provide us with sufficient Internet capacity to service our worldwide network business strategy and corresponding bandwidth requirements. In conjunction with our present NOC in Raleigh, North Carolina, the completion of the new satellite uplink facility will provide the security of redundant operation centers. Once in place, this new facility will have the capability to reach Pacific Rim and Asia customers via trans-Pacific satellites while our East Coast facility will service the United States and Europe.

        Second, we plan on marketing our products and services to the business continuity market worldwide. Our products and services can provide an effective means of back-up to any business which relies on Internet access or remote Internet connections for mission critical applications.

        Third, we plan on marketing our products and services to rural and urban markets on a worldwide basis which currently cannot receive high-speed Internet and network connectivity due to limited telecommunications infrastructure.

        Additionally we plan on marketing our products and services as a single source vendor to national and multi-national businesses interested in a uniform platform for connectivity and Internet access.

        Finally, we plan on utilizing our subsidiaries to identify new uses and markets based on the company's core technology to support the company business objectives.

        Our international strategy is to form joint ventures with strategically positioned partners in Asia, Europe, Latin America, the Middle East and Africa. At this time, we are in negotiation with a number of these partners but have not signed any definitive agreements for these joint ventures.

        Our subsidiary i.xposure has entered into several additional marketing and selling agreements for its products and services.

HISTORICAL SUMMARY OF THE COMPANY

        We were incorporated on June 23, 1995, under Nevada laws, as "U. S. Connect 1995, Inc.," for the purposes of marketing and servicing transaction processing services, prepaid long distance cards, ATM machines and payment systems to small-to-medium sized merchants. In October 1995, we made a public offering of our common stock from which we derived gross proceeds of approximately $100,000. Prior to October 1998, we had not commenced operations and were seeking to establish a new business. On October 8, 1998, we were the surviving company of a merger with Technology Guardian, Inc., a California corporation ("TGI"). All the issued and outstanding shares of TGI were exchanged for shares of our common stock. In connection with the merger, we changed our name to Technology Guardian, Inc., and succeeded to the business of TGI which was providing computer network installation services and the related sale of personal computers and telecommunications equipment necessary for the configuration of local area networks, and in research and development of the products we currently offer. We changed our name to "eSAT, Inc." on January 26, 1999.

        Research and development began in late 1996 for the satellite Internet access products and services. The development of the satellite Internet products and services continued during 1997 and into the first quarter of 1998. In the first quarter of 1998, we terminated our sales of network computer related products and concentrated entirely on the completion of our satellite Internet access products and services. In the second quarter of 1998, we started beta sales and installation of our initial (first generation) satellite Internet access products. Beta sales involves the sales of products and services which have been developed in a laboratory setting but have not been tested in actual use. Beta installation means the first installations in a commercial setting, often at a discount or at no cost in order for us to obtain additional information for improving and completing the products and services. Through the end of 1998, we beta tested our first generation satellite Internet product and services. Beta testing on the first generation of products was terminated in December 1998, such testing having been completed to our satisfaction.

        In the fourth quarter of 1998, we initiated development of a second generation satellite Internet product and related satellite Internet service. Development of the second generation of satellite Internet products and services and beta testing of them was completed to our satisfaction in January 1999. They were incorporated into our products known as the GSI(TM), and a number of them have since been upgraded.

        Finally, in the fourth quarter of 1998, we completed installation of our equipment at our network operations center ("NOC") in Durham, North Carolina. The NOC houses our computer equipment and software, and functions as a junction point for all the Internet related data traffic from our customers and acts as the uplink to the satellites. We contract with third parties for segments of satellite time that we then resell to our customers. During the second quarter of 1999, we launched our ChannelCasting(TM) technology followed by the initial beta testing of the bi-directional Nexstream product in the third quarter of 1999.

PRODUCTS AND SERVICES

        GLOBAL SATELLITE INTERNET ("GSI(TM)") INTERNET GATEWAY. Our flagship products, the Global Satellite Internet ("GSI(TM)") gateway and Nexstream, uses satellite technology to provide Internet access services at speeds that compete with the fastest available from any other provider.

        The GSI(TM) gateway system consists of a computer configured with hardware and software, a satellite dish, and appropriate satellite dish mounting equipment. We capitalize on the imbalance between the small amount of data sent to access the Internet and the large amount returned. For example, a typical request to an Internet server might require 25 characters, but the response could include an entire web page, including text and graphics. For example, a person accessing our web site asks his Internet service provider to connect him to "www.esatinc.com." This requires 15 characters and the click of a mouse. The connection delivers him to our web page which contains thousands of characters of information plus some pictures. We can couple any type of computerized information request method for the small amount of request data with our small satellite dish for sending large amounts of response data and can provide high-speed Internet access for an entire local area network. The user is still required to pay the cost of an

Internet connection for the request data. This cost should be factored in when comparing the costs of our products and services with the cost of competing services. The delivery system for all of our products, the GSI(TM), connects to an existing local area network to provide Internet access to each workstation. The GSI(TM) is delivered completely pre-configured as a plug and play module for local area networks and is compatible with Microsoft Windows operating systems, Apple's Macintosh operating systems and UNIX operating systems. The GSI(TM) is designed to incorporate ease of installation and use with a plug and play format, and quality high-speed Internet access. "Plug and play format" is a format based on hardware and software standards designed to allow computers and peripheral computer equipment peripheral to be plugged together with standardized cables and the computer that is compatible with a variety of networking hardware or software, with little effort by the user to configure the computer peripheral to operate properly.

        We currently offer a GSI(TM) gateway for local area networks with contracts of up to a three year duration. The current standard price per month for this service is $495 per installation. This price may change from time to time depending on a number of market factors.

        CHANNELCASTING(TM). Our ChannelCasting(TM) service permits the broadcast of large data and video files to multiple locations simultaneously using our GSI(TM) products. With standard delivery of data and video files over the Internet, each destination point requires its own stream of data. ChannelCasting(TM) uses the broadcast properties of satellite transmission to send a single stream of files which is received at many locations, a multi-cast. For example, if a large video file needs to be delivered to many schools, the file would be transmitted to our ChannelCasting(TM) servers through the Internet or a private network connection and then, at our NOC in North Carolina, it would be sent as a single stream to a satellite, and then transmitted to the specified multiple destinations simultaneously. Presently, we only lease broadcast capacity on one satellite, but the satellite is capable of broadcasting the data for reception to numerous locations from one location.

        ChannelCasting(TM) is being designed to permit large corporations, government agencies and learning centers to broadcast information to multiple locations at the same time. We provide a conditioned satellite receiver computer card and additional software installed in the GSI(TM) gateway. The conditioned satellite computer card processes digital data to be sent over our system. Customers may use the ChannelCasting(TM) service as a stand-alone feature or use it as an additional enhancement with the satellite Internet access. We have developed and tested ChannelCasting(TM) and released its beta version on April 30, 1999.

        NEXSTREAM. Nexstream uses specially configured satellite dishes to permit the user to receive data and transmit data through our satellite system. The result is a secure, transportable, cost-effective and high-speed communications system which provides significant benefits for organizations with offices and facilities in remote geographic areas. The technology is especially effective where privacy and security are a concern, or where mission-critical applications dictate having a non-ground based system. Nexstream may also be employed as an effective back up for ground based communication lines in case of a potential disaster, or as the primary link to remote areas before and after a disaster.

        NEW PRODUCT DEVELOPMENTS. In addition to our core business described above, we are in the process of developing three other complimentary lines of business through our subsidiaries, Global Media Technologies, Inc. (GMT), SkyFrame, Inc. (dba SkySP(TM)), and i.xposure, Inc. GMT is focusing on the development of satellite-based products which take advantage of our high-speed, high-quality video and data delivery capabilities. We plan to partner with companies that provide programs and other information in the education, entertainment and business-to-business markets with the goal of becoming a major provider of such materials via satellite. GMT has plans to offer a variety of exciting and innovative products and services to educational, consumer and business markets using our core satellite technologies.

        SkySP(TM) was formed in July 1999 as a response to the needs expressed by under-served rural Internet users and especially rural school districts. SkySP(TM) utilizes our GSI(TM) and Nextream technology to provide low cost Internet services to rural Internet service providers and school districts that otherwise do not have the means to efficiently offer Internet services. According to Yankee Group, a research firm, it estimates that approximately 40% of the United States will not be able to get any high-speed service to the Internet. Using our core technologies, we are able to provide rural and urban locations with high-speed Internet access with minimal capital investment at the local level. Users can access the SkySP(TM) network through a local telephone number which connects the user with our GSI(TM) gateway which in turn connects them to our satellite uplink center. Information on the Internet is then relayed back to the GSI(TM) gateway from the satellite and transmit it to the client over telephone lines.

CORE TECHNOLOGY

        Our technology relies on the monitoring and managing large segments of satellite bandwidth and the ability to optimize these services for use in business applications. Our current products and services consist of a configuration of software and a satellite receiver card for a computer allowing a user to obtain satellite access to the Internet or other remote locations by splitting the messages sent out by the user over any conventional method, from the information received buy the user via satellite. This hybrid technology allows a user access to the Internet or network from local workstations. The GSI(TM) connects to the Internet via any conventional method such as modem or cable lines. High-speed retrieval of information from the Internet is achieved via satellite and the GSI(TM) connected to a local network, which connects to the desktop user. One portion of our technology manages the returning data by directing it to be sent through a satellite uplink facility to an orbiting satellite, which transmits the returning data from the satellite to the user. The user receives this data through a small satellite dish which is linked to the GSI(TM). Nexstream uses specialized satellite dishes to enable bi-directional data communications from the satellite.

        Our GSI(TM) and Nexstream gateway systems includes a computer which is pre-loaded with the software and preconfigured for use, a satellite receiver card installed in the computer, and the satellite dish. The customer may contract with a local installer for the installation of the satellite dish, or we will deliver the GSI(TM) gateway in plug and play condition, requiring only that the customer change its routing of data flows on the its workstations to utilize our Internet gateway. Installation of the GSI(TM) gateway does not require us to provide on-site personnel. Nexstream is currently being installed by our personnel, since the installation requires greater technical know-how than does installation of GSI(TM) gateway systems.

MARKETING AND SALES

        We sell our products and services to: businesses, schools, libraries, hotels, tract home developers, hospitals, medical facilities and government agencies through our own sales persons, value-added resellers and other independent sales organizations. Approximately 60% of our sales are to businesses and governmental agencies and 40% to schools. There are no consumer/home products or services at this time.

        The company employs sales staff of __ people (__ located in the home office and __ located in Washington, D.C.). They focus their sales activity on the generation of leads, the establishment of contacts, and the closure of sales to a variety of small, medium and large businesses. The Washington, D.C. sales force also attempts to develop leads, contacts, and sales to Federal governmental agencies and concentrate their sales activities businesses to the Eastern and Midwest sections of the United States.

        Additionally, we distribute our products through value-added resellers ("VARs") and independent sales organizations. These organizations allow us to increase our visibility and sales of products and services by entering into contracts for these organizations to undertake sales activities for a percentage commission of any sale realized. Approximately half of our sales to date have originated and been completed using these organizations. Currently, we have approximately __ VAR and independent sales relationships, no single one of which is material to our operations. Sales through the VAR channel have been modest, with the majority of our sales having been realized on a direct sale basis. We have re-focused on enhancing this distribution channel with traditional wide area network VARs and systems integrators. The result of this effort has been a significant increase in both quantity and size of contracts under negotiation. We intend to enter into relationships with between one hundred to two hundred VARs within the next twelve months. We expect to realize the majority of North American revenues through this channel.

        From time to time we employ a telemarketing team to initially identify institutions that could potentially benefit from the company's products and services. Telemarketing means unsolicited telephone calls are made to institutions for purposes of business development. We also use public relations activities as well as Internet and traditional advertising, including radio, in-flight advertisements and print media.

GOVERNMENT AGENCY MARKET

        We are actively marketing our products to the Federal Government. The contracting and sales cycle with government agencies can often require a year to complete. We have completed an installation with the San Bernardino County, California, Sheriff's Department and with the U.S. Department of Forestry in Dubois, Idaho. The performance and reliability of these systems are currently under evaluation. The sales of units to these agencies depends on their favorable evaluation. There is no assurance that the company will make any significant sales to government agencies.

THE EDUCATIONAL MARKET

        The Federal Government's "E-RATE" program provides $1.8 billion of federal funding for schools and libraries to be used exclusively for providing Internet access to schools. Our marketing efforts are geared toward taking advantage of the Federal E-RATE Program. The Federal Government allocates E-RATE funds to the states in block grants, which must use the funds in a "fair and equitable" format. The requirement means that educational sites throughout a state must have uniform speeds and pricing. Once states receive funding, the E-RATE Program has an anticipated duration of 18 months. We believe we meet all government guidelines for providing Internet access to schools in the manner required by the E-RATE program.

THE INTERNATIONAL MARKET

        We plan for joint ventures with one or more parties headquartered in various countries to be our international partners. We expect these joint ventures to contribute significant revenue in the future. We have identified major areas of the world capable of receiving transmissions from a geo-stationary satellite. The planned joint ventures would establish our satellite service in the international regions as follows: Asia North, Asia South, Europe, Eastern Europe/Russia, India, Central America, Latin America, the Middle East, and Africa. The initial funding for a joint venture is expected to be provided by the partner in the headquartered country. We plan to focus on Asia first so that we can be in a position to provide products and services to the rapidly growing markets in the Pacific Rim basin including Hong Kong, mainland China, Taiwan, Australia, New Zealand, Singapore, Malaysia, Thailand, Philippines, Indonesia and others. At the present time, the Company does not have any existing joint venture in the international market and has not entered into any written agreement for international satellite service.

DIVERSIFICATION OF BUSINESS

        We are not dependent on any one customer or group of customers. However, our business plan calls for significant orders from governmental agencies and large corporations.

BACKLOG OF ORDERS

        We currently do not have a backlog of orders.

INTELLECTUAL PROPERTY

        We believe that our intellectual property is an important factor in maintaining our competitive position in our core eSAT businesses, as well as the businesses of Global Media Technologies and i-xposure. To protect our proprietary rights, we rely generally on patent, copyright, trademark and trade secret laws, as well as confidentiality agreements with our employees, consultants, vendors and corporate business partners. Despite these protections, a third party could, without authorization, copy or otherwise obtain and use our products or technology to develop similar technology. Moreover, our agreements with employees, consultants and others who participate in product and service development activities may be breached, we may not have adequate remedies for any breach, and our trade secrets may become known or independently developed by competitors.

        Patents. At this time, we have no patents or pending patent applications. However, we have identified a number of inventions for which we anticipate filing patent applications. In addition, we are working to identify additional potentially patentable inventions. Any patent applications may not be granted, future patents may be challenged, invalidated or circumvented, and the rights granted under a patent that may be issued may not provide competitive advantages to us. Many of our current and potential competitors dedicate substantially greater resources to protection and enforcement of intellectual property rights, especially patents. If a blocking patent has been issued or is issued in the future, we would need either to obtain a license or to design around the patent. We may not be able to obtain a required license on acceptable terms, if at all, or to design around the patent.

        Trademarks. We have applied for registration of all of our primary trademarks in the United States, including "eSAT", "SatBone," "S-Bone," "i-Xposure" and "pid". We intend to continue to pursue the registration of these and certain of our other trademarks in the United States and in other countries; however, we cannot be sure that we can prevent all third-party use of our trademarks. We have obtained the Internet domain name "esatinc.com" but we are aware that an Irish telecom company has the same name ("ESAT") and the Internet domain name "esat.com." We have not been asked to cease using the name"eSAT."

        Copyrights. We have developed software for our eSAT business, i-xposure business and Global Media Technology business which is protected by copyright law. There is no assurance that the steps we take will be adequate to protect these rights or that we will be successful in preventing the illegal duplication, distribution or other use of our software. Our failure to adequately limit the unauthorized redistribution of our software could result in litigation or liability, which could harm our business.

        The laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective patent, copyright, trademark and trade secret protection may not be available in these jurisdictions.

        We rely on technology and other proprietary matter that we license from third parties, including software and images that are integrated with internally developed software and used in our products and services. Third-party licenses may not continue to be available to us on commercially reasonable terms. The loss of any of these rights could harm our business.

        Third parties may assert infringement claims against us. From time to time we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, patents and other intellectual property rights of third parties by us or our users. Any such claims, or any resultant litigation, should it occur, could subject us to significant liability for damages and could result in the invalidation of our proprietary rights. In addition, even if we were to win any such litigation, such litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention, any of which could materially and adversely affect our business, results of operations and financial condition. Any claims or litigation may also result in limitations on our ability to use such trademarks, patents and other intellectual property unless we enter into arrangement with such third parties, which may be unavailable on commercially reasonable terms.

COMPETITION

        We compete in the market for providing Internet access services to the business, government, school, and nonprofit sectors. Our major competitors are Loral Inc., Hughes Network Systems, and Spacenet.

        We anticipate competition from Internet service providers which provide satellite downlink data transmission in the commercial/business, government and education sectors. Our competitors also include the established Internet service providers offer a variety of connection features and speeds of access. Some use telephone lines, some use television cable systems, and others offer satellite focused services. There are numerous providers of these services and no one provider dominates the market. Many service providers are affiliated with telephone or cable television companies which provides capital resources and customer marketing opportunities unavailable to us. At this time, we believe no competitor has a dominant position.

        We have not established a competitive position in the market place, since we have only recently commenced the marketing and sales of our products. As a result, potential customers are unable to evaluate other customer's experiences in using our products. This lack of track record might dissuade some customers from purchasing our products until there is a greater customer base and a broader evaluation of the quality and effectiveness of our products and services.

        We compete principally on price, performance, and availability of service. The service is available in any location, particularly remote locations, due to the wide satellite broadcast footprint. We offer an easy to use format, with each gateway delivered pre-configured for the customer's geographic location, local connection to the Internet, and connection to a local area network. Our pricing of products and services is subject to change in accordance with market changes and competitive conditions.

        The positive factors pertaining to our competitive position include offering a product for a price of $495 per month, subject to change to meet competitive circumstances, widespread availability, and an easy to use format. The negative factors pertaining to our competitive position are lack of product awareness and of brand recognition among potential customers, lack of widespread user-base, and lack of customer track record.

RESEARCH AND DEVELOPMENT

        We plan to devote significant resources to continued research and development of various Internet related products and services.

EMPLOYEES

        We currently have __ employees. __ employees are located at the Company's headquarters in Fountain Valley, California, and __ employees are located in our Washington, D.C., office, and __ sales representatives are located in Texas.

LEGAL PROCEEDINGS

        The only material legal proceedings involve an action brought in the United States District Court, Central District of California, on July 23, 1999, by a private investor who entered into a subscription agreement in November 1998 to purchase 2,092,000 shares of our common stock for $1.30 per share. He did not raise the funds to honor his subscription and we cancelled the subscription agreement. The investor has sued to compel us to issue those shares to him alleging that we breached the agreement. We believe his assertion is without merit and are defending the case.


                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and positions of our directors and executive officers:

    Officer Name                   Age                   Position                         Since
    ------------                   ---                   --------                         -----
Michael C. Palmer                  50      CEO, President, Secretary and Director          1999
Chester (Chet) L. Noblett, Jr.     55      COO, Chief Financial Officer and Director       1997
Salvatore A. Piraino               72      Director                                        1997
William C. Sarpalius               50      Director                                        1997
Gary Pan                           53      Director                                        1998
Jeffrey Hecht                      48      Vice President of Operations                    1998
James Mack                         27      Chief Technology Officer                        1998
Terry F. Herbeck                   52      Chief Operating Officer                         1999

        The directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers are elected annually by the board of directors and hold office until their successors are elected and qualified.

        The following sets forth biographical information concerning our directors and executive officers for at least the past five years.

        MICHAEL C. PALMER has been the Chief Executive Officer, President and Secretary and a director of the company since April 1999. Mr. Palmer has held the position of Chief Financial Officer from November 1998 to March 1999 and has been affiliated with the company since December 1997. Since 1978, Mr. Palmer has been a partner of Parks, Palmer, Turner and Yemenedjian, a firm of certified public accountants. Mr. Palmer served as a director of Western Waste Industries (NYSE: WW) from July 1995 to May 1996. He received a B.S. degree in Business Administration in 1972 and an M.S. degree in Business Taxation in 1975 from the University of Southern California.

        CHESTER (CHET) L. NOBLETT, JR. is Chairman of the Board since April 1999 and a Director since June 1997. He was Chief Operating Officer from June 1997 until December 1999. He served briefly as interim Chief Financial Officer in January 2000. From 1990 to 1996, Mr. Noblett was employed as the chief executive officer for Tradom International, a subsidiary of an

Asahi Shouian, Inc., an international food brokerage company. From 1975 to 1990, he was chief executive officer of C. Noblett & Associates, a food brokerage company. Mr. Noblett is also president and a director of Cyber Village Network, a computer software company. Mr. Noblett received a B.S. degree in Business Administration from the University of Southern California in 1971.

        SALVATOR A. PIRAINO has been a director of the company since December 1997. From September 1992 to the present, Mr. Piraino has operated Management and Technical Services, a management consultant firm providing management, engineering and manufacturing expertise to a number of small companies. From 1974 to 1992, Mr. Piraino was employed as a director, program manager, product line manager and assistant division manager for Hughes Aircraft Company. Mr. Piraino received a B.E. degree in Engineering from Loyola University in 1950.

        WILLIAM C. SARPALIUS has been a director of the company since December 1997. From 1995 to present, Mr. Sarpalius has served as president and chief executive officer of Advantage Associates, Inc., a lobbying firm located in Washington, D.C. Previously, Mr. Sarpalius served as a U.S. Congressman from the State of Texas from 1989 to 1995. In 1995, Mr. Sarpalius received a presidential appointment to the United States Department of Agriculture as Western Regional Director. Mr. Sarpalius received a bachelors degree in Agriculture Science from Texas Tech University in 1972 and a masters degree in Agriculture Science from West Texas State in 1978.

        GARY (GUO AN) PAN has been a director of the company since September 1998. From 1997 to present, Mr. Pan has served as the managing director for United Asia Capital Partners, an investment management and financial services firm. From 1993 to 1997, Mr. Pan served as president of Sunridge International, Inc., and from 1992 to 1993, as senior vice president of the Great Wall Group. Mr. Pan received a B.S. degree in Electrical Engineering from National Taiwan University, a M.S. degree in Electrical Engineering from University of Waterloo, and his Ph.D. in Management from the University of California at Los Angeles.

        JEFFREY HECHT was appointed as the company's Vice President of Operations in March 1998. From March 1997 to March 1998, Mr. Hecht was vice president of operations for ACOM Computer Inc., a software development company in Long Beach, California. From December 1993 to February 1997, Mr. Hecht served as the vice president and chief information officer for Strategic Mortgage Services, a financial services company. Mr. Hecht received a B.S. in Business Administration from Arizona State University in 1976.

        JAMES MACK was appointed as the company's Chief Technology Officer in September 1998. From May 1997 to September 1998, Mr. Mack was the Senior Systems Engineer for Versant, Inc., a manufacturer of object-oriented database technologies. From February 1995 to May 1997, Mr. Mack was Object Technology Specialist with IBM, working with such firms as Kodak and MCI. Mr. Mack studied Computer Science and Aerospace Engineering at the University of Missouri-Rolla in 1994.

        TERRY F. HERBECK has been the Chief Operating Officer since December 1999. From 1992 to 1999, he was the President of Herbeck Consulting Group, a consulting firm advising on the development of new markets for existing and future product lines in the medical and Internet fields. From 1984 to 1992, Mr. Herbeck served as President of United Surgical Corporation. He received an A.A. degree in business Administration from El Camino College in 1970 and attended California State University Long Beach from 1970 to 1972.



EXECUTIVE COMPENSATION



                                               Annual Compensation                                Long Term Compensation
                            -------------------------------------------------------     -----------------------------------------
                                                                                                 Awards
                                                                                        ------------------------
                                                                          Other         Restricted    Securities
Name and                                                                  Annual           Stock      Underlying      All Other
Principal Position          Year        Salary           Bonus         Compensation        Awards       Options      Compensation
------------------          ----       --------         -------        ------------     ----------    ----------     ------------
Michael C. Palmer(1)        1999       $455,913         $                $187,500                     1,625,000
  President, Chief          1998         10,780                                                         100,000
  Executive Officer         1997
  and Secretary

Chester L. Noblett, Jr.(2)  1999        178,936                                                         300,000
  Chief Operating           1998        114,750                            48,750                       595,802
  Officer                   1997

Mark McMillan(3)            1999         87,500                                                         500,000
                            1998
                            1997

James Mack(4)               1999        120,625
                            1998         18,750          35,000                                         300,000
                            1997

David Coulter(5)            1999         51,854                            50,000                     1,500,000
  Former President          1998        166,407                            56,250                     3,535,890
                            1997

* Please see Certain transactions, below, and Note [K] to the Financial Statements regarding the cancellation of Mr. Coulter's options in March, 1999.

(1) Mr. Palmer is an employee of Parks Palmer Turner & Yemenidjian, a firm of certified public accountants. Effective November 1999, the company pays VCI $25,000 per month for Mr. Palmer's services. Mr. Palmer is an owner of VCI. In addition to the compensation reflected in the table, VCI is paid a monthly consulting fee of $2,500 for assistance in finding and negotiating acquisitions and financing opportunities for the company. Pursuant to that consulting arrangement, VCI earned $80,000 in connection with the issuance of the Series C Preferred Stock and $100,000 in connection with arranging for the issuance of the Series A and Series B Preferred Stock. In addition, VCI received warrants to purchase 600,000 shares of common stock as part of the consulting arrangement. Those warrants are not exercisable until after December 31, 2000. See "Certain transactions" for additional information.

(2)     Includes back pay of $55,417 earned in 1999 and paid in January 2000.

(3) Mr. McMillan joined us in May 1999. He earns a base salary of $150,000 per year. Additionally, he received a __ year mortgage loan of $250,000 from the company, bearing interest at __% per annum.

(4)     Mr. Mack joined us in September 1998.

(5) Mr. Coulter left the company in May 1999. After leaving the company he was paid $50,000. See "Certain transactions."

        The company has entered into an employment agreement with Mr. Noblett for a period of five years commencing September 25, 1997. Under the agreement, Mr. Noblett receives a salary of $130,000 per year plus health insurance benefits of $200 per month. The employment agreement includes a cost-of-living increase, plus any other increase which may be determined from time to time in the discretion of the company's board of directors. In addition, Mr. Noblett is provided with a car on such lease terms to be determined by the company, provided that the monthly operating costs (including lease payments) to be paid by the company will not exceed $750.

OPTION GRANTS IN FISCAL YEAR 1999

                                          Individual
                                            Grants
                                          Percent of
                                            Total                                                  Potential Realizable Value
                                           Options                                                 at Assumed Annual Rates of
                             Number of    Granted to     Market                                     Stock Price Appreciation
                               Shares     Employees    Exercise of   Price on                            for Option Term
                             Underlying   in Fiscal    Base Price    Date of      Expiration       ---------------------------
Name                          Options        Year        ($/Sh)       Grant          Date           5%($)             10%($)
----                         ----------   ----------   -----------   --------    -------------     -------           ---------
Michael C. Palmer               25,000       1.0%         4.00         4.00      Feb. 9, 2004       27,750              61,000
Michael C. Palmer            1,000,000      40.9%         3.00         3.00      Oct. 30, 2004     830,000           1,800,000
Chester L. Noblett, Jr.        300,000      12.3%         3.00         3.00      Feb. 9, 2004      249,000             540,000
Terry F. Herbeck               300,000      12.3%         3.50         3.50      Dec. 10, 2005     357,000             810,000


OPTIONS EXERCISED IN FISCAL YEAR 1999


                                                                      Number of                 Value of unexercised
                                 Shares                        unexercised options/SARs       in-the-money options/SARs
                              acquired on       Value           at December 31, 1999(#)        at December 31, 1999($)
Name                          exercise(#)     Realized        Exercisable/unexercisable      Exercisable/unexercisable
----                         ------------     --------        -------------------------      -------------------------
Michael C. Palmer                    --             --            725,000/1,000,000              137,500/2,000,000
Chester L. Noblett, Jr.         159,547        757,848          1,245,802/       --            3,301,634/       --
Jeffrey Hecht                        --             --            252,912/       --              569,553/       --
Mark McMillan                        --             --                   /  500,000                   --/       --
Terry F. Herbeck                     --             --                 --/  300,000                   --/  450,000
James Mack                           --             --            100,000/  200,000              200,000/  400,000



DIRECTOR COMPENSATION

        Each non-employee director receives a payment of $500 for each board meeting attended and an annual option grant to purchase 20,000 shares at market value. All directors are entitled to reimbursement for expenses of traveling to and from board meetings, and any other out-of-pocket expenses incurred on behalf of the company.

        Mr. Piraino, who serves as the audit committee, receives a payment of $500 per month for his services. This compensation commenced in September, 1998.

        Prior to the merger with Technology Guardian, Inc. ("TGI"), Mr. Piraino was granted 25,000 shares of common stock as compensation for serving on the board of directors.


                              CERTAIN TRANSACTIONS

        In April 1997, in exchange for the issuance of 849,750 shares of TGI common stock which were converted into company shares in the merger, TGI entered into a settlement agreement among TGI, Cyber Village Network, Inc. ("CVN") and Mr. Noblett in which CVN and Mr. Noblett agreed to release TGI from all potential claims arising from: (i) an Option Agreement, dated August 6, 1997; and, (ii) an agreement entered into among TGI, David Coulter, as TGI's then President, CVN and Mr. Noblett as agent for CVN ("Commission Agreement").

        The Option Agreement granted options to CVN to purchase shares equal to 10% of TGI's issued and outstanding shares in exchange for forgiveness of a $100,000 promissory note held by CVN, as well as the option to purchase shares equal to 30% of TGI's issued and outstanding shares in exchange for $1,200,000. Further, the Option Agreement provided that David Coulter, TGI's former president, had the right to repurchase shares from CVN equal to 15% of TGI's common stock following the exercise of the option by CVN in exchange for $1,200,000. Mr. Coulter offset his obligation to pay CVN $1,200,000 by the $1,200,000 payable to TGI by CVN pursuant to its exercise of options. The Commission Agreement provided that TGI and Mr. Coulter, TGI's then President, would pay Mr. Noblett, as agent for CVN, an amount equal to 6% of the gross proceeds received by TGI from any underwriting arranged by Andrew Glashow and Joe Py, including bridge financing, and subsequently, Mr. Noblett would rebate one-third of aforementioned fees to Mr. Coulter. The Option Agreement was subsequently canceled and the parties released each other from all claims.

        Prior to the issuance of the 1,030,000 shares of TGI's stock as a result of the exercise of the Option Agreement by CVN and the 849,750 shares received in consideration for the Settlement Agreement, for a total of 1,879,750 Shares, Mr. Noblett, as agent for CVN, assigned 1,060,000 shares to certain persons as consideration for loans made to CVN.

        In March 1998 TGI completed payment to Mr. Noblett of a fee in the amount of $100,000 for certain services provided in assisting TGI with obtaining additional capital.

        In May, 1998 Mr. Coulter transferred 379,250 shares of his stock to CVN. Mr. Coulter then canceled 5,414,172 shares of common stock of TGI in connection with the pending private placement of shares of TGI. Of these shares canceled, TGI reissued 125,619 to him in August 1998, prior to completion of the merger with U.S. Connect 1995.

        The cancellation of the Option Agreement was part of the over-all consideration given in settling the disputes between Mr. Noblett and Mr. Coulter. A dispute arose between Messrs. Noblett and Coulter with regard to Mr. Noblett's right to purchase 30% of the outstanding stock of TGI. Due to what Mr. Coulter perceived to be the increasing potential of TGI, he did not want TGI to honor TGI's prior commitment to Mr. Noblett. The transactions had no impact on the operations of the company. These transactions only resolved disputed issues between Mr. Noblett and Mr. Coulter. At that point in time, there were fewer than ten stockholders of the company, all of whom were closely associated with the company. Accordingly, there were no public stockholders affected in any way by these transactions.

        In connection with the merger with U.S. Connect 1995, the company assumed the obligations of TGI to issue options to purchase 2,000,000 shares of TGI common stock on a pro rata basis to all TGI stockholders as of August 30, 1998, at an exercise price of $0.7168 per share, exercisable for five years from date of grant. In addition, the company assumed the obligations of TGI for options to purchase 1,500,000 shares of TGI common stock to Mr. Coulter, then-President of TGI, and 500,000 shares of TGI common stock to Mr. Noblett, the Vice President and Chief Operating Officer of TGI, at an exercise price of $.7168 per share, exercisable for five years from date of grant. In October 1998 the board of directors of the company authorized the issuance of additional options to purchase 1,000,000 shares of common stock to Mr. Coulter, and 333,333 shares of common stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five years from date of grant subject to the company achieving $30,000,000 in sales in 1999.

        On March 22, 1999, Mr. Coulter resigned as a director and officer of the company. Pursuant to a resignation agreement, Mr. Coulter agreed to cancel 1,767,769 shares of common stock, reducing the number of shares he holds to 3,000,000 shares of common stock. By contract, the 3,000,000 shares retained by Mr. Coulter are nonvoting. In addition, Mr. Coulter agreed to cancel all options held by him to purchase 3,410,885 shares of common stock. The canceled options included options on 1,400,000 shares exercisable at $3.00 per share and options on 2,010,885 shares at $0.7168 per share. Mr. Coulter agreed to accept in lieu thereof options to purchase 1,500,000 shares of common stock, with an exercise price of $3.00 per share, for five years from August 22, 1999. Mr. Coulter agreed to the termination of his employment agreement. The company agreed to pay Mr. Coulter a severance payment of $150,000, payable at the rate of $30,000 per month from the time of resignation, and to pay Mr. Coulter for consulting with the company at the rate of $10,000 per month for a total of 36 months, commencing upon his resignation. The company and Mr. Coulter have entered into a general mutual release of claims. As a result of an alleged breach of the resignation agreement by Mr. Coulter, the company has suspended the payment of $10,000 per month to Mr. Coulter.

        CFE and VCI (the "Consultant") are working together as equal joint venture partners pursuant to an exclusive Consulting Agreement entered into between the Consultant and the Company, dated September 15, 1999, which will terminate no earlier than September 15, 2002. Mr. Palmer, CEO of the company, is also the owner and President of the Consultant.

        The Consulting Agreement states that the duties of the Consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assisting the Company in its corporate strategies; and (3) assisting the Company in the implementation of its business plan, in each case as requested by the Company.

        The Consultant shall receive as compensation as follows: (1) A non-refundable monthly retainer of $5,000, payable in cash or restricted common stock (at the company's option) at a price of $2.00 per share; (2) warrants to purchase 1,200,000 shares of common stock (the "warrants"), with exercise prices equal to (a) as to 300,000 warrants, $4.25, (b) as to 300,000 warrants, $5.25,
(c) as to 200,000 warrants, $6.25, and (d) as to 400,000 warrants, $8.50; (3)
fees equal to ten percent of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), or the sale, transfer or license of technology (collectively, a "Transaction"), which fee shall be due upon closing of the Transaction; (4) a financing fee equal to ten percent of any private or public placement of debt or equity securities of or owned by the company; and (5) to the extent possible, a share of any fees or commissions payable by third parties on any Transaction contemplated by the Consulting Agreement. All compensation to be received by Consultant under the Consulting Agreement is paid half to Corporate CFE and half to VCI.

        The company, at its option, may pay fees due under clause (3) and (4) of the prior paragraph by issuance of restricted common stock or freely tradable, registered common stock. Restricted common stock shall be issued at a rate equal to the lesser of (i) 50% of the average bid price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $5.00. Freely tradable, registered common stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) 70% of the average bid price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $7.50.

        In the event of a conflict of interest which would prevent the Consultant from acting due to Mr. Palmer's position with the company or if for any reason Consultant is unable to continue performing the services as per the terms of the Consulting Agreement, CFE will act in Consultant's stead. CFE has no relationship with the company except as an investor. CFE will assume all the duties and obligations set forth in the Consulting Agreement and shall be entitled to receive all benefits related thereto. To date, on behalf of the Company, the board has waived any conflict of interest that may arise from a relationship between Mr. Palmer and any entity with which Consultant is affiliated.

        The company has agreed to issue 2,500,000 shares of Series B 12% Convertible Preferred Stock to CFE for $2.00 per share, and 1,000,000 shares of Series A 12% Convertible Preferred Stock to VCI for $2.00 per shares. The purchase price is payable in monthly installments of $500,000. Each of those series of the Preferred Stock has a liquidation preference of $2.00 per share, bears cumulative 12% dividends, and may be converted immediately into common stock at the lower of $2.00 per share or 70% of the bid price of the common stock on the date of a notice to convert as reported by the exchange or the market on which the shares of common stock are traded. At a closing bid price of $5.25 on January 21, 2000, VCI would be entitled to convert the 1,000,000 shares of preferred stock into 1,000,000 shares of common stock.


                             PRINCIPAL STOCKHOLDERS


COMMON STOCK

        The following table sets forth, as of January 17, 2000, the ownership of the company's common stock by

        -       each director and named executive officer of the company,

        - all executive officers and directors of the Company as a group, and

        - all persons known by the company to beneficially own more than 5% of the company's common stock.


                                                            Amount and          Percent of
                                                             Nature of        Class of Total
                                                            Beneficial          Shares and
        Name and Address of Beneficial Owner               Ownership(1)           Options
        ------------------------------------               ------------       --------------
        David B. Coulter(2)                                  3,750,000             18.97%
        15555 Huntington Village Lane, #239
        Building 9
        Huntington Beach, CA 92647

        Chester (Chet) L. Noblett Jr.(3)                     2,541,986             13.03%
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708

        Salvator Piraino(4)                                    161,103               *
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708

        William Sarpalius(5)                                   226,838              1.24%
        908 Pennsylvania Avenue, S.E.
        Washington, D.C. 20003

        Jeffrey Hecht(6)                                       382,912              2.07%
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708

        Gary Pan(7)                                             45,000                 *
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708

        Michael C. Palmer(9)                                   735,000              3.87%
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708

        James Mack(8)                                           98,026                 *
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708
        Directors and Executive Officers as a group          4,190,685             22.63%

*       Less than one percent.

(1) Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes options to purchase: (i) 1,500,000 shares of the company's common stock at $3.00 per share for a period of five years from August 22, 1998.

(3) Includes options to purchase; (i) 262,802 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 8, 1998); (ii) 633,333 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (October 7, 1998); and (iii) 350,000 shares of our common stock at $2.40 per share for a period of five years from the date of grant
        (June 9, 1998).

(4) Includes options to purchase (i) 16,103 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998); and, (ii) 20,000 shares of the company's common stock at $5.50 per share for a period of five years from date of grant (September 30, 1999); and (iii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

(5) Includes 30,000 shares owned by Carol Sarpalius, who is an employee of the company and the wife of Mr. Sarpalius. Also includes options to purchase: (i) 26,838 shares of the Company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1999); and, (ii) 20,000 shares of the Company's common stock at $5.50 per share for a period of five years from date of grant (September 30, 1999); and, (iii) 25,000 shares of the Company's common stock at $4.00 per share for a period of five years from date of grant (September 15, 1998)

(6) Includes options to purchase: (i) 27,912 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998); and, (ii) 225,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (September 15, 1998).

(7) Includes options to purchase (i) 20,000 shares of the company's common stock at $17.41 per share for a period of five years from date of grant (September 30, 1999), and (ii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from the date of grant (February 9,1999).

(8) Includes options to purchase: (i) 4,294 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998); and, (ii) 250,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (September 28, 1998).

(9) Includes options to purchase: (i) 100,000 shares of the company's common stock at $9.25 per share for a period of five years from date of grant (November 28, 1998); and (ii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999). Also included are warrants to purchase: (i) 150,000 shares of the company's common stock at $4.25 per share for a period of five years from date of grant (November 1, 1999); (ii) 150,000 shares of the company's common stock at $5.25 per share for a period of five years from the date of grant (November 1, 1999); (iii) 100,000 shares of the company's common stock at $6.25 per shares for a period of five years from the date of grant (November 1,1999); and (iv) 200,000 shares of the company's common stock at $8.25 per shares for a period of five years from date of grant (November 1, 1999).

PREFERRED STOCK

        The following table sets forth information regarding the beneficial ownership of our voting preferred stock as of the date of this prospectus:

                                 Name and Address                    Number of Shares          Percent
        Class                    of Beneficial Owner                Beneficially Owned         of Class
        -----                    -------------------                ------------------         --------
        Series A                 Vantage Capital, Inc.                   1,000,000                100%

        12% Convertible          1990 Bundy Drive, Suite 600
        Preferred(1)             Los Angeles, California 90025

        Series B                 Corporate Financial                     2,500,000                100%
        12% Convertible          Enterprises, Inc.
        Preferred(1)             2224 Main Street
                                 Santa Monica, California 90405

        Series C                 Wentworth LLC                             50,000                100%
        6% Convertible           Corporate Center
        Preferred(1)             West Bay Road
                                 Grand Cayman


        (1) All of the above preferred stock is convertible into common stock immediately. See "Description of securities" for details on the conversion prices.


                              SELLING STOCKHOLDERS


        All of the _______________ shares offered by this prospectus are being registered for sale for the accounts of selling stockholders. As noted in the following table, the selling stockholders have obtained or will obtain the common stock offered under this prospectus by converting or exercising certain of our convertible securities that they have held, now hold or have the right to acquire. These selling stockholders hold shares of Series A 12% Convertible Preferred Stock ("Series A Preferred"), Series B 12% Convertible Preferred Stock ("Series B Preferred"), Series C 6% Convertible Preferred Stock ("Series C Preferred"), warrants to purchase common stock, which we issued to holders of the Series C Preferred in connection with the issuance of the Series C Preferred, and common stock acquired upon the exercise of certain warrants.

        The table below includes, in the total number of shares offered, shares of common stock that have been issued or are issuable upon conversion of shares of Series A Preferred, Series B Preferred and Series C Preferred.

        The table below also includes shares of common stock issuable upon exercise of warrants issued to holder of Series C Preferred which are selling stockholders, and shares of common stock acquired by a selling stockholder pursuant to the exercise of certain warrants.

        We will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholders.

        Based on the information supplied to us by each selling stockholder, the following table sets forth certain information regarding the approximate number of shares of common stock which each selling stockholder owns or has the right to immediately acquire as of the date hereof, and as adjusted to reflect the sale by the selling stockholders of the shares of common stock offered by this prospectus. No selling stockholder has held any office or maintained any material relationship with us or any of our predecessors or affiliates, over the past three years.


                                                      Shares Beneficially
                                                        Owned Prior to                                Shares Beneficially
                                                          Offering(1)              Number of        Owned After Offering(1)(2)
                                                      --------------------           Shares         ----------    ------------
Name and Address                                      Number     Percent(3)         Offered           Number         Percent
----------------                                    ----------   ---------         ---------        ----------    ------------
Vantage Capital, Inc.
1990 Bundy Drive, Suite 600
Los Angeles, CA 90025                                1,000,000(4)      %            1,000,000           0               0

Corporate Financial
  Enterprises, Inc.
2224 Main St.
Santa Monica, CA 90025                               2,500,000(5)      %            2,500,000           0               0

Wentworth LLC
Corporate Center
West Bay Road
Grand Cayman                                         9,000,000(6)(8)   %            9,000,000(9)        0               0

Grayson & Associates

One Tabor Center                                       159,286(7)     *               159,286          0               0
1200 17th St., 16th Floor
Denver, CO 80202

-------------------------

*       Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person.

(2) Assumes that all shares of common stock offered in this prospectus will be sold.

(3) Based on approximately _______________ shares of common stock issued and outstanding as of _______________, 2000 which assumes that the shares offered for sale are outstanding.

(4) Michael D. Palmer, President of VCI, is the individual who has voting and investment decision authority over this investment.


(5) ___________, ___________ of CFE, is the individual who has voting and investment decision authority over this investment.

(6) ___________, ___________ of Wentworth LLC, is the individual who has voting and investment decision authority over this investment.

(7) Gerald Grayson, President of Grayson & Associates, is the individual who has voting and investment decision authority over this investment.

(8) Includes _________ shares of common stock issuable upon exercise of the Series C Preferred assuming a conversion price of $_______; _________ shares which might become issuable upon conversion of preferred stock to be purchased pursuant to our Equity Line with Wentworth, LLC; _________ shares to protect against an increase in the number of shares issuable due to a decline in the market price of our common stock; and 238,877 shares of common stock issuable upon exercise of warrants issued to Wentworth LLC, in connection with the issuance of the Series C Preferred.

(9) The actual number of shares to be offered will depend on the number of shares acquired by Wentworth, LLC, upon conversion of the Series C Preferred it holds and any new series of preferred stock it may acquire pursuant to the Equity Line.

                            DESCRIPTION OF SECURITIES


        The following summary description of our capital stock is not intended to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, copies of each of which are filed as exhibits to the registration statement of which this prospectus forms a part.

GENERAL

        We have authorized capital stock consisting of 40,000,000 shares of common stock, $0.001 par value, of which 18,263,632 common shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.01 par value. We have agreed to issue 3,550,000 preferred shares of which 50,000 are issued and outstanding. There are _____ holders of record of our common stock.

        We have reserved _______________ shares of common stock for issuance pursuant to options; _______________ shares for issuance pursuant to outstanding warrants; and _______________ shares for issuance pursuant to outstanding convertible securities.

COMMON STOCK

        The principal terms of our common stock are set forth below:


        -       number authorized: 40,000,000

        - number outstanding: 18,263,632 exclusive of shares reflected in this prospectus as being held for sale by the selling stockholders

        -       dividend rate: see "Dividend policy"

        -       vote per share: one

        - no preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into or exercisable or exchangeable for shares of our common stock

        - shares of common stock are duly authorized and validly issued, fully paid and nonassessable

PREFERRED STOCK

        Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders. The issuance of preferred stock in certain circumstances may delay, deter or prevent a change in control of the company, may discourage bids for our common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. The principal terms of our common stock are set forth below:

        Series A 12% Convertible Preferred.

        -       number authorized: 2,000,000 shares

        -       number to be outstanding: 1,000,000 shares

        -       dividend rate: 12% payable in common stock

        - per share liquidation preference: $2 (aggregate preference of $2,000,000)

        -       vote per share: one

        -       right to appoint directors: none

        -       when convertible: anytime

        - conversion price: lesser of $2 per share or 70% of the closing bid price on the day before conversion

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - redemption rights: redeemable only with consent of 70% or more of the holders and either (i) all members of the board or (ii) a majority of the board with no direct or indirect interest in the redemption

        - registration rights: may include the common stock underlying the preferred stock in any of our registration statements to sell securities

        Series B 12% Convertible Preferred.

        -       number authorized: 2,500,000 shares

        -       number to be outstanding: 2,500,000 shares

        -       dividend rate: 12% payable in common stock

        - per share liquidation preference: $2 (aggregate preference of $5,000,000)

        -       vote per share: one

        - right to appoint directors: may appoint 40% of directors as long as at least 500,000 shares are outstanding

        -       when convertible: anytime

        - conversion price: lesser of $2 per share or 70% of the closing bid price on the day before conversion

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - redemption rights: redeemable only with consent of 70% or more of the holders and either (i) all members of the board or (ii) a majority of the board with no direct or indirect interest in the redemption and who have not been nominated by any holder whose shares are being redeemed

        - registration rights: may include the common stock underlying the preferred stock in any of our registration statements to sell securities

        Series C 6% Convertible Preferred

        -       number authorized: 50,000 shares

        -       number outstanding: 50,000 shares

        -       dividend rate: 6% payable in either cash or common stock

        - per share liquidation preference: $100 (aggregate preference of $5,000,000)

        - vote per share: one vote for each share of common stock into which the preferred stock could be converted as of the record date for the vote

        -       right to appoint directors: none

        - when convertible: 16,666 shares are convertible as of the date of this prospectus; 16,666 shares are convertible 60 days after the date of this prospectus; and the balance are convertible 90 days after the date of this prospectus; provided that not more than 20% of the shares may be converted in any period of five consecutive trading days. Further, no holder may convert into common stock if, as a result of such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series C Preferred Stock if, after such conversion, the holder would be deemed a beneficial owner of more than 4.99% of the then outstanding shares of common stock of the company

        - conversion price: the lesser of 125% of the closing bid price of the common stock on December 28, 1999, or 85% of the average price for the five trading days prior to the conversion notice date ($4.375 AS OF JANUARY 21, 2000)

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - redemption rights: holders have no redemption rights. We may redeem the stock at our election for cash at a price equal to the economic benefit a holder would realize from converting the stock to common stock and selling it if the market price is more than $2 per share. If the market price is less than $2 per share, we may redeem the stock by paying the liquidation preference plus a premium up to __%

        - registration rights: the common stock into which the Series C Preferred may be converted is required to be registered with the Securities and Exchange Commission

WARRANTS

        Warrants to VCI and CFE

        -       number of warrants (VCI): 600,000

        -       number of warrants (CFE): 600,000

        - when exercisable: anytime after December 31, 2000 and before the close of business on September 15, 2009

        - exercise price: for each of VCI and CFE, (a) as to 150,000 warrants, $4.25; (b) as to 150,000 warrants, $5.25; (c) as to 100,000 warrants, $6.25; and (d) as to 200,000 warrants, $8.50

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - registration rights: the common stock into which the Series C Preferred may be converted is required to be registered with the Securities and Exchange Commission

        Warrants to Wentworth LLC

        -       number of warrants: 238,877

        - when exercisable: exercisable at any time and from time to time; provided, however, that in no event shall the holder be entitled to exercise the warrant or shall the company have the obligation to issue shares upon such exercise of all or any portion of the warrant to the extent that, after such conversion, the sum of (1) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock, which may be deemed beneficially owned through the ownership of the unconverted portion of the preferred stock or unexercised portion of the warrants), and (2) the number of shares of common stock issuable upon the conversion of the preferred stock or exercise of the warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock (after taking into account the shares to be issued to the holder upon such conversion or exercise).

        -       exercise price: $4.617

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - registration rights: the common stock into which the Series C Preferred may be converted is required to be registered with the Securities and Exchange Commission

ANTI-TAKEOVER LAW

        Acquisition of controlling interests. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

        The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors; (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

        The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

        If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

        Nevada's control share law may have the effect of discouraging takeovers of the corporation.

        Business combination law. In addition to the above control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

        The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

        Pursuant to the company's articles of incorporation, the personal liability of a director or officer of the company to the company or a shareholder for monetary damages for breach of a fiduciary duty is limited to situations in which a director's or officer's acts or omissions involve intentional misconduct, fraud or knowing violations of law.

        The company's articles of incorporation and bylaws provide for the indemnification of directors and officers of the company to the maximum extent permitted by law. The bylaws provide generally for indemnification as to all expenses incurred or imposed upon them as a result of actions, suits or proceedings if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the company. These documents, among other things, indemnify the company's employees, officers and directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the company, on account of services as any employee, officer or director of the company or as an employee, officer or director of any affiliate of the company. The company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

        There is no pending litigation or proceeding involving a director, officer, employee or other agent of the company as to which indemnification is being sought, and the company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

        The company has purchased directors and officers liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of the company. the insurance policy provides standard directors and officers liability insurance in the amount of $5,000,000.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


                         SHARES ELIGIBLE FOR FUTURE SALE


        As of the date of this offering, assuming full conversion of our Series C preferred stock at the current conversion price, we will have _______________ shares of common stock outstanding. Of the outstanding shares of common stock, _______________ are freely tradable by persons other than executive officers, directors and ten percent shareholders of the company as that term is defined under the Securities Act, without restriction or further registration, and _______________ would be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act. If presently unexercised warrants or options were exercised to purchase common stock, or presently convertible preferred stock (other than Series C preferred stock) was converted into common stock, we would have an additional _______________ shares of "restricted securities" outstanding for a total of _______________ shares. "Restricted securities" may not be sold in the absence of registration unless an exemption from registration is available, including the exemption contained in Rule 144. The presently outstanding "restricted securities" become eligible for resale under Rule 144 at various dates commencing on _______________, 2000, and all will be eligible for resale under Rule 144 by _______________, 200_.

        In general, under Rule 144, a stockholder who has beneficially owned shares of common stock for at least one year is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to sale limitations, notice requirements and the availability of current public information about us. Rule 144(k) provides that a stockholder who is not deemed to be an "affiliate" and who has beneficially owned shares of common stock for at least two years is entitled to sell those shares at any time under Rule 144(k) without regard to the limitations described above. In addition to the shares of common stock that are currently outstanding, a total of _______________ shares of common stock are reserved for issuance upon exercise of options granted to our directors, executive officers and employees; _______________ shares are issuable upon exercise of outstanding warrants; and, at current conversion prices, _______________ shares are issuable upon conversion of Series A and Series B preferred stock.

        We are unable to estimate the number of shares that may be sold in the future by existing holders of shares of our common stock or holders of options or warrants or convertible securities that are outstanding or the effect, if any, that sales of shares of common stock by these persons will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock by these persons could adversely affect the then prevailing market prices of the common stock and warrants.


                              PLAN OF DISTRIBUTION


        The shares offered by this prospectus may be sold from time to time by selling stockholders, who consist of the persons named under "Selling stockholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling stockholders may sell the shares on the OTC Bulletin Board or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

        - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

        - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

        -       privately negotiated transactions;

        -       short sales;

        - if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; and

        -       any other method permitted pursuant to applicable law.

        In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

        If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

        -       the name of each of the participating broker-dealers,

        -       the number of shares involved,

        -       the price at which the shares were sold,

        - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

        - a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

        -       any other facts material to the transaction.

        We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event the selling stockholders sell short shares of common stock, this prospectus may be delivered in connection with such short sales and the shares offered by this prospectus may be used to cover such short sales. To the extent, if any, that the selling stockholders may be considered "underwriters" within the meaning of the Securities Act, the sale of the shares by them shall be covered by this prospectus.


                                  LEGAL MATTERS


        Arter & Hadden LLP, Los Angeles, California, has advised us with respect to the validity of the shares of common stock offered by this prospectus.


                                     EXPERTS


        Lichter & Company, independent auditors, have audited the consolidated financial statements of the company for the years ended December 31, 1997 and 1998, as set forth in their report, which is included in this prospectus. The company's consolidated financial statements are included in this prospectus in reliance on their report, given their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


        The company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning the company and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

        Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York New York 10048. Copies of all or any part of those documents may be obtained from the SEC's office after payment of the SEC's prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

        We intend to provide our stockholders with annual reports containing consolidated financial statements by an independent public accounting firm and will make available to stockholders quarterly reports containing unaudited consolidated financial data for the first three quarters of each year. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and file periodic reports, proxy statements and other information with the SEC.

                           ESAT, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                         Page
                                                                                         ----
Report of Lichter & Company, Independent Auditors...............................          F-1
Consolidated Balance Sheets as of December 31, 1997 and 1998 and Condensed
    Balance Sheets as of September 30, 1999 and December 31, 1998
    (Unaudited).................................................................          F-2
Consolidated Statements of Income and Expense for the years ending December 31,
     1997 and 1998 and the nine months ended September 30, 1999
     (Unaudited)................................................................          F-4
Statements of Stockholders' Equity..............................................          F-6
Consolidated Statements of Cash Flows for the years ending December 31, 1997 and
    1998 and the nine months ended September 30, 1999 (Unaudited)...............          F-7
Notes to Financial Statements...................................................          F-9

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
eSat, Inc. (Formerly Technology Guardian, Inc.)
Fountain Valley, California

Members of the Board:

We have audited the accompanying balance sheets of eSat, Inc. (Formerly Technology Guardian, Inc.) ("the Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSat, Inc. (Formerly Technology Guardian, Inc.) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the period ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

As discussed in Note Q to the financial statements, the Company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note P to the financial statements, the Company's 1998 Additional Paid in Capital previously reported as $6,614,398 should have been $6,051,234. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

February 23, 1999, except for Note P, as to which the date is June 14, 1999, and Notes J, K and Q as to which the date is October 22, 1999 Los Angeles, California.



/s/ LICHTER & COMPANY
                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                                 BALANCE SHEETS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                         1998              1997
                                                      -----------       -----------
Current Assets
    Cash                                              $ 2,567,697       $         0
    Accounts Receivable                                    48,964           256,986
    Inventories                                           289,260           148,479
    Note Receivable                                        15,000            22,500
                                                      -----------       -----------

Total Current Assets                                    2,920,921           427,965
                                                      -----------       -----------

Fixed Assets (Net of accumulated depreciation of
     $41,965 and $17,306, respectively)                   293,251            23,928
                                                      -----------       -----------

Total Fixed Assets                                        293,251            23,928
                                                      -----------       -----------

Other Assets
     Deposits                                              47,215             2,027
                                                      -----------       -----------

Total Other Assets                                         47,215             2,027
                                                      -----------       -----------

Total Assets                                          $ 3,261,387       $   453,920
                                                      ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Cash                                              $         0       $    11,827
    Accounts Payable and Accrued Expenses                 235,866           341,772
    Sales Tax Payable                                      10,801             6,569
    Payroll Taxes Payable                                 168,891           137,346
    Deferred Revenue                                      117,070                 0
    Income Tax Payable                                          0               800
    Short Term Debt  (includes current portion
     of long term debt)                                     6,414           164,093
                                                      -----------       -----------

     Total Current Liabilities                            539,042           662,407
                                                      -----------       -----------

Long Term Liabilities
     Notes Payable (net of current portion)                     0           119,265
                                                      -----------       -----------

     Total Long Term Liabilities                                0           119,265
                                                      -----------       -----------

Stockholders' Equity
     Common Stock, Par Value $.001 Per Share,
         Authorized 40,000,000 Shares Common
         Stock, 10,000,000 Preferred Stock,
         Issued and Outstanding 16,085,936
         and 11,407,507 Common, respectively               16,086            11,408
     Additional Paid in Capital                         6,051,235           278,643
     Retained (Deficits)                               (3,344,976)         (617,803)
                                                      -----------       -----------

     Total Stockholders' Equity                         2,722,345          (327,752)
                                                      -----------       -----------

     Total Liabilities and
       Stockholders' Equity                           $ 3,261,387       $   453,920
                                                      ===========       ===========


Accountant's report and notes are an integral part of these financial statements.

                                   eSAT, INC.

                            CONDENSED BALANCE SHEETS

                                                                 SEPTEMBER 30,       DECEMBER 31,
                                                                     1999                1998
                                                                 -------------       ------------
                                                                  (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                                       $    12,276        $ 2,567,697
  Accounts receivable                                                  27,677             48,964
  Inventories                                                         389,269            289,260
  Other current assets                                                 40,094             15,000
                                                                  -----------        -----------
TOTAL CURRENT ASSETS                                                  469,316          2,920,921

Property and equipment, net                                           704,023            293,251
Note receivable                                                       250,000                 --
Other assets, net                                                      76,586             47,215
                                                                  -----------        -----------
                                                                  $ 1,499,925        $ 3,261,387
                                                                  ===========        ===========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                           $ 1,455,551        $   246,667
  Payroll taxes payable                                                36,246            168,891
  Deferred revenue                                                     76,836            117,070
  Notes payable and current portion on long term debt                  54,309              6,414
                                                                  -----------        -----------
TOTAL CURRENT LIABILITIES                                           1,622,942            539,042

Note payable, net of current portion                                   26,405                 --

Commitments and contingencies

Stockholders' equity:
  Cumulative convertible preferred stock,
    10,000,000 shares authorized; 2,000,000 shares
    subscribed and unissued at September 30, 1999                   4,000,000                 --
Common stock - $.001 par value,
    40,000,000 shares authorized; 18,234,566 shares issued
    and outstanding at September 30, 1999 and 16,085,936 at
    December 31, 1998                                                  18,235             16,086
Additional paid in capital                                          9,115,025          6,051,235
Treasury stock                                                       (364,370)                --
Subscription receivable                                            (3,250,000)                --
Accumulated deficit                                                (9,668,312)        (3,344,976)
                                                                  -----------        -----------
TOTAL STOCKHOLDERS' EQUITY                                           (149,422)         2,722,345
                                                                  -----------        -----------
                                                                  $ 1,499,925        $ 3,261,387
                                                                  ===========        ===========

                             See accompanying notes.

                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                        STATEMENTS OF INCOME AND EXPENSE
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                             1998               1997
                                                          ------------       ------------
Sales                                                     $    341,047       $  1,201,044

Cost of Goods Sold (net of inventory adjustment of
    $140,780 and $140,000, respectively)                       685,570            345,491
                                                          ------------       ------------

Gross Profit (Loss)                                           (344,523)           855,553

Selling, General and Administrative Expenses
Advertising                                                    175,647            125,934
Auto expense                                                    23,427             15,538
Commissions                                                     46,753            115,921
Equipment rental                                                42,375             11,726
Freight and delivery                                            49,103             11,549
Insurance                                                       35,537             11,193
Legal and accounting                                           157,955             92,936
Other operating                                                109,010            152,098
Payroll taxes                                                  201,454             43,837
Rent                                                            45,464             25,900
Repairs and maintenance                                         14,496              2,738
Travel and entertainment                                       165,173             45,652
Utilities                                                       68,236             45,463
Wages and salaries                                           1,216,751            471,375
                                                          ------------       ------------
                                                             2,351,382          1,171,860
                                                          ------------       ------------

(Loss) from operations                                      (2,695,905)          (316,307)

Other Income and (Expense)
Interest expense                                               (11,371)           (19,145)
Depreciation                                                   (24,659)           (12,546)
Bad debt                                                      (237,426)          (105,000)
                                                          ------------       ------------
                                                              (273,456)          (136,691)
                                                          ------------       ------------

(Loss) before extraordinary income and income taxes         (2,969,362)          (452,998)

Extraordinary income, net of income tax effect of $0           242,990                  0
                                                          ------------       ------------

(Loss) before income taxes                                  (2,726,372)          (452,998)

Income taxes                                                       800                800
                                                          ------------       ------------

Net (Loss)                                                $ (2,727,172)      $   (453,798)
                                                          ============       ============

Net (Loss) Per Share (Basic and Diluted)
            Basic                                         $      (0.17)      $      (0.04)
            Diluted                                       $      (0.17)      $      (0.04)

Weighted Average Number of Shares
            Basic                                           16,085,936         11,407,507
            Diluted                                         16,085,936         11,407,507



Accountant's report and notes are an integral part of these financial statements.

                                   eSAT, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                       THREE MONTHS ENDED                NINE MONTHS ENDED
                                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                                  -----------------------------     ----------------------------
                                                     1999             1998             1999              1998
                                                  -----------      ------------     -----------      -----------
Revenue                                           $    20,711      $  (455,888)     $ 1,187,770      $   237,758
Cost of goods sales                                   259,197           76,688          767,167          450,545
                                                  -----------      -----------      -----------      -----------
Gross profit                                         (238,486)        (532,576)         420,603         (212,787)

Selling, general and administrative expenses        1,739,565          403,403        5,718,146        1,190,420
Write off uncollectible accounts                       96,264          236,666        1,064,986          236,666
                                                  -----------      -----------      -----------      -----------
                                                    1,835,829          640,069        6,783,132        1,427,086

Operating loss                                     (2,074,315)      (1,172,645)      (6,362,529)      (1,639,873)

Interest (income)                                      (3,038)              --          (55,384)
Interest expense                                        8,601              897           16,191           11,397
                                                  -----------      -----------      -----------      -----------

Net loss before extraordinary item                 (2,079,878)      (1,173,542)      (6,323,366)      (1,651,270)

Extraordinary gain on extinguishment
     of debt, net of tax effect                            --          242,990               --          242,990
                                                  -----------      -----------      -----------      -----------

Net loss                                          $(2,079,878)     $  (930,552)     $(6,323,336)     $(1,408,280)
                                                  ===========      ===========      ===========      ===========

Basic and fully-diluted loss per common share     $     (0.12)     $     (0.08)     $     (0.37)     $     (0.12)
                                                  ===========      ===========      ===========      ===========
Shares used in computing net loss per share        17,902,396       12,361,747       17,296,909       12,043,667
                                                  ===========      ===========      ===========      ===========

                            See accompanying notes.

                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                         1998               1997
                                                     ------------       ------------
Retained (Deficits)
     Balance at beginning of year                    $   (617,803)      $   (164,005)
     Net (loss)                                        (2,727,172)          (453,798)
     Dividends declared on common stock                         0                  0
                                                     ------------       ------------

     Balance at end of year                            (3,344,976)          (617,803)
                                                     ------------       ------------

Common Stock (Par Value $.001)
     Balance at beginning of year                          11,408             10,653
     Common stock issued in reverse acquisition
         (1,050,400 shares)                                 1,050                  0
     Common stock issued (3,628,029 shares and
      755,350 respectively)                                 3,628                755
                                                     ------------       ------------

     Balance at end of year                                16,086             11,408
                                                     ------------       ------------

Additional Paid in Capital
     Balance at beginning of year                         278,643            278,643
     Sale of common stock                               5,772,592                  0
                                                     ------------       ------------

     Balance at end of year                             6,051,235            278,643
                                                     ------------       ------------

Total Stockholders' Equity at end of year            $  2,722,345       $   (327,752)
                                                     ============       ============

Common shares outstanding at end of year               16,085,936         11,407,507


Accountant's report and notes are an integral part of these financial statements.

                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          1998              1997
                                                       -----------       -----------
Cash Flows from Operating Activities:

Net (Loss)                                             $(2,727,172)      $  (453,798)

Adjustments to reconcile net income to net cash
   (used in) operating activities:
     Depreciation and amortization                          24,659            12,546
     (Increase) decrease in accounts receivable            208,022          (241,405)
     (Increase) decrease in inventories                    (92,820)         (139,651)
     (Increase) decrease in notes receivable                 7,500            52,500
     (Increase) decrease in deposits                       (45,188)                0
     Increase (decrease) in payroll taxes payable          (31,545)          137,346
     Increase (decrease) in accounts payable              (105,906)          127,989
     Increase (decrease) in sales tax payable                4,232             6,569
     Increase (decrease) in deferred revenue               117,070                 0
     Increase (decrease) in income tax payable                (800)              800
     Increase (decrease) in short term debt               (157,679)          259,387
                                                       -----------       -----------

Net Cash (Used in) Operations                           (2,799,627)         (237,717)
                                                       -----------       -----------

Cash Flows From Financing Activities
     Sale of common stock (net cash)                     5,673,131           253,363
                                                       -----------       -----------

       Net Cash Provided by
         Financing Activities                            5,673,131           253,363
                                                       -----------       -----------

Cash Flows From Investing Activities:
     Purchase of equipment                                (293,980)           (6,539)
     Purchase of stock                                           0           (12,000)
                                                       -----------       -----------

       Net Cash (Used in)
          Investing Activities                            (293,980)          (18,539)
                                                       -----------       -----------

       Net Increase (Decrease)
         in Cash                                         2,579,524            (2,893)
                                                       -----------       -----------

       Cash - Beginning                                    (11,827)           (8,934)
                                                       -----------       -----------

       Cash - Ending                                   $ 2,567,697       $   (11,827)
                                                       ===========       ===========


Accountant's report and notes are an integral part of these financial statements.

                                   eSAT, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                         --------------------------------
                                                                            1999                 1998
                                                                         ------------        ------------
OPERATING ACTIVITIES
Net loss                                                                 $(6,323,336)        $(1,408,280)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization                                              133,199              27,694
  Issuance of stock options for services                                   1,226,800                  --
  Decrease in accounts receivable, net                                        21,287             208,435
  (Increase) in inventory                                                   (100,009)            (92,819)
  (Increase) decrease in note receivable                                    (250,000)             20,082
  (Increase) in other current assets                                         (25,094)             (4,190)
  (Increase) in other noncurrent assets                                      (29,371)            (48,508)
  Increase (decrease) in other accounts payable
    and accrued expenses                                                   1,208,884            (298,604)
  Increase (decrease) in deferred revenue                                    (40,234)             91,951
  Increase (decrease) in note payable and current
    portion of debt                                                           50,000            (281,533)
  Increase (decrease) in payroll taxes payable                              (132,645)            155,422
                                                                         -----------         -----------
NET CASH USED IN OPERATING ACTIVITIES                                     (4,260,519)         (1,630,350)
                                                                         -----------         -----------
INVESTING ACTIVITIES
Purchase of property and equipment                                          (543,971)            (96,339)
                                                                         -----------         -----------
NET PROVIDED BY (CASH USED) IN INVESTING ACTIVITIES                         (543,971)            (96,339)
                                                                         -----------         -----------

FINANCING ACTIVITIES
Net cash proceeds from issuance of common stock                            1,839,139           1,814,329
Net cash proceeds from issuance of preferred stock                           750,000                  --
Net cash used to acquire treasury stock                                     (364,370)             12,000
Cash proceeds from notes payable                                              24,300                  --
                                                                         -----------         -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                  2,249,069           1,826,329
                                                                         -----------         -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (2,555,421)             99,640
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                           2,567,697             (11,827)
                                                                         -----------         -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $    12,276         $    87,813
                                                                         ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                                   $     9,941         $    10,500
                                                                         ===========         ===========

                            See accompanying notes.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note A - Nature of Activities

        Formed February 22, 1996, as a California Corporation, Technology Guardian, Inc. (the Company) is a "C" Corporation as organized under the Internal Revenue Code. Technology Guardian, Inc. is a technology company whose primary purpose is to provide high-speed satellite Internet access products and services. Its customers include businesses, educational institutions, and government agencies.

        The Company's product lines were developed to fill voids in the Internet access arena, and have applications both domestically and internationally. In the United States, businesses and organizations can benefit from the Company's affordability, ease of use, and true high-speed access. In many countries there is a lack of even marginal communications infrastructure to support high-speed Internet access. The Company's potential appears to be very positive in these markets.

        The Company's three sales divisions are designed to address the Internet access needs of the different segments of the marketplace. The Galactic Satellite Internet (GSI) division targets businesses and governmental sectors. Satellite Accessed Material for Schools (SAMS) was specifically created to address the tremendous demand for educational access solutions. SAMS brings quality high-speed access to our schools in a managed educational environment.

        In October 1998, the Company relocated to its new corporate headquarters in Fountain Valley, California. This 11,000 square foot facility serves as the Company's new headquarters and will provide additional office space as well as a substantial R & D area. Later that same month, the Company established its presence on the East Coast with the opening of a 1,864 square foot branch office in Washington, D.C.

        A new Vice President of Business Development was brought in at the end of 1998 to strengthen the Company's Partners Program. Through its VAR network, the company has access to CompUSA's business customers and has been approved for resale through Hewlett Packard's distribution channels.

        In late 1998, the Company introduced the DigiNXT product line, designed specifically for sale to commercial customers at the retail level. Retailers with a national presence will now have a high-speed Internet product for their commercial business customers. CompUSA is leading the way with plans to sell the DigiNXT nationwide.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies

        Revenue Recognition, Returns and Sales Incentives

        Hardware and Software- The Company recognizes revenue from hardware and software sales as products are shipped. The Company, subject to certain limitations, permits its customers to exchange products or receive credits against future purchases. The Company offers its customers several sales incentive programs which, among others, include funds available for cooperative promotion of product sales. Customers earn credit under such programs based on the volume of purchases. The allowance for sales returns and costs of customer incentive programs are accrued concurrently with the recognition of revenue.

        Internet Access- The Company also generates revenue by selling high-speed internet access. This service is purchased by customers on either a one, two or three year service subscription contract. Revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition of the contract are deferred and charged to expense also using the straight-line method over the life of the contract.

        The Company reports income and expenses on the accrual basis for both financial and income tax reporting purposes.

        Risks and Uncertainties

        The Company is subject to substantial risks from, among other things, intense competition in the Internet industry in general and the provisions of Internet access specifically, other risks associated with the Internet industry, financing, liquidity requirements, rapidly changing technology, limited operating history, year 2000 compliance and the volatility of public markets.

        Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and summations that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses due in the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, inventory, accounts payable, sales returns and recoverability of long-term assets.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies (continued)

        New Accounting Pronouncements

        In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 128. "Earnings per Share" ("SFAS 128"), which is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 simplifies the previous standards for computing earnings per share ("EPS") and requires the disclosure of basic and diluted earnings per share. The Company has adopted SFAS 128 in presenting EPS disclosure for 1998 and 1997. Because of the dilutive effect the Company's equity instruments have on EPS in the years presented, basic and diluted EPS are both computed by dividing the net loss by the weighted average number of shares outstanding.

        In June 1997, the FASB issued Statement of Financial Accounting Standard No. 130, "Reporting for Comprehensive Income" ("SFAS 130"). SFAS 130 requires a statement of comprehensive income to be included in the financial statements for fiscal years beginning after December 15, 1997. The Company has determined that there are no implications or modifications which would result from the implementation of the Statement to their financial statements for the periods presented.

        In addition, in June of 1997, the FASB issued Statement of Financial Accounting Standard No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"), which requires disclosure of certain information about operating segments, geographic area in which the Company operated, major customers and products and services. The Company has determined that it falls below the threshold limit for full implementation of this Statement. There is no effect to the financial statements for the periods presented due to the adoption of this Statement.

        In addition, in February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employer's Disclosures about Pensions and Other Post-retirement Benefits" (amendment of FASB Statements Nos., 87, 88, and 106), which standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable. To the extent applicable the Company has adopted the disclosure provisions of this Statement for the periods presented.

        In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 1999. The Company is currently determining the additional disclosures, if any, that may be required under this pronouncement.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies (continued)

        New Accounting Pronouncements (continued)

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed of Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related disclosures.

        Allowance for Doubtful Accounts

        All accounts are current and have been determined to be fully collectible and no adjustment or allowance has been made for bad debts.

        Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation.

        The Company capitalizes all direct costs incurred in the construction of facilities and the development and installation of new computer and management systems. Such amounts include the costs of materials and other direct construction costs, purchased computer hardware and software, outside programming and consulting fees, direct employee salaries and interest. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, as follows:

            Furniture and Fixtures  3 to 10 years
            Office Equipment        3 to 10 years
            Leasehold Improvements  Length of the lease at the time of installation
            Automobiles             5 years

        Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

        Inventories

        Inventories are valued at the lower of cost or market; cost is determined on the weighted average method.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies (continued)

        Concentration of Credit Risk

        Financial instruments which subject the Company to credit risk consist primarily of cash equivalents and trade accounts receivable. Concentration of credit risk with respect to trade accounts receivable are generally diversified to the large number of entities comprising the Company's customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers and maintains an allowance for any potential credit losses. The Company actively evaluates the creditworthiness of the financial institutions with which it conducts business.

        Advertising

        Advertising costs are expensed in the year incurred.

        Earnings Per Share

        Earnings per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Earnings per share is computed using the treasury stock method. The options to purchase common shares are considered to be outstanding for all periods presented but are not calculated as part of the earnings per share.

        Stock-based Compensation

        The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

        Business Combinations

        In October 1998, the Company completed a reverse acquisition with U.S. Connect 1995, Inc. (reorganized as Technology Guardian, Inc., a Nevada Corporation). A total of 11,407,507 common shares were exchanged in a 1:1 ratio. All issued and outstanding shares of the Technology Guardian, Inc. were converted into the right to receive shares of US Connect 1995, Inc. upon completion of the merger. The transaction has been accounted for as a reverse acquisition. The transaction is a merger of a private operating company (old TGI) into a non-operating public shell corporation with nominal assets. The owners of old TGI obtained operating control of the combined company after the transaction.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note C - Cash

        The Company maintains its cash balances at banks and a brokerage house located in Los Angeles, and Costa Mesa, California. The bank balances are insured by the Federal Deposit Insurance Corporation and the brokerage accounts by the Securities Investor Protection Corporation up to $100,000 and $10,000,000, respectively. As of December 31, 1998, the uninsured portion of the balances held at the bank was $283,238.

Note D - Inventories

        As of December 31, 1998 and 1997, inventories consisted of the following classes of components:

                                    1998            1997
                                  --------        --------
            Finished Goods        $117,517        $148,479
            Raw Materials          171,743             -0-
                                  --------        --------
            Total                 $289,260        $148,479
                                  ========        ========

Note E - Furniture and Equipment

        Furniture, Equipment, and Automobiles consist of the following:

                                               1998              1997
                                            ---------         ---------
            Furniture and Fixtures          $  99,172         $  16,199
            Leasehold improvements             24,018               -0-
            Equipment                         192,700            16,910
            Automobiles                        19,326             8,125
                                            ---------         ---------
                                              335,216            41,234
            Accumulated Depreciation          (41,965)          (17,306)
                                            ---------         ---------
            Total                           $ 293,251         $  23,928
                                            =========         =========

Note F - Commitments and Contingencies

        The Company leases certain of its facilities and equipment under non-cancelable operating leases. Future minimum rental payments, under leases that have initial or remaining non-cancelable lease terms in excess of one year are $599,845 in 1999, $569,066 in 2000, $573,990 in
        2001, $131,042 in 2002, and $102,660 thereafter. Certain of the leases contain inflation escalation clauses and requirements for the payment of property taxes, insurance and maintenance expenses. Rent expense for the years ended December 31, 1998 and 1997 was $45,500 and $25,900, respectively.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note F - Commitments and Contingencies (continued)

        In May 1996 the Company filed a lawsuit against Peripherals Plus, Inc. (Defendant) for the recovery of damages due to breach of contract. The Defendant cross-complained for breach of contract and related damages. Both matters have been removed from the court's calendar and submitted to binding arbitration. The matter has not been set for arbitration hearing and is still pending. The Company intends to seek an out-of-court settlement to resolve the matter. Please see Note J for the outcome of this case.

        In August 1998 Supercom, Inc. filed a lawsuit against the Company seeking the recovery of goods sold to the Company in the amount of $47,000. The Company has filed a cross-complaint against Supercom seeking damages of $50,000 on the grounds that the goods delivered by Supercom were defective and that Supercom failed to fulfill its service and repair obligations. The case is set for trial in July 1999. The Company intends to vigorously defend itself against Supercom's claims and to prosecute its cross-complaint, but will not foreclose the possibility of settlement. Please see Note J for the outcome of this case.

        In October 1998 Softbank Comdex, Inc. filed a lawsuit against the Company seeking the recovery of $27,000 for alleged breach of contract. The Company has denied the claim and intends to defend the case vigorously based on its merits. It is expected that the case will be assigned a trial date in the latter part of 1999. Due to the early stage of the matter, a determination regarding the likelihood of a favorable or unfavorable outcome cannot be made as of the date of issuance of this report. There is not expected to be a material financial impact on the Company in the event of an unfavorable settlement.

        In June 1998, a former employee filed a complaint with the California Department of Industrial Relations Division of Labor Enforcement against the Company alleging breach of contract and asking for damages in the amount of $90,000. Please see Note J for the outcome of this case.

        The Company is involved in certain other legal proceedings arising from the ordinary course of business, none of which is expected to have a material impact on the financial condition or business of the Company.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note G - Employee Stock Options and Benefit Plans

        In December 1997, the Company's stockholders approved the Technology Guardian 1997 Stock Option and Stock Bonus Plan ("the Stock Award and Incentive Plan"). Under the Stock Award and Incentive Plan, incentive non-qualified stock options may be granted to employees, directors, and consultants. The options, option prices, vesting provisions, dates of grant and number of shares granted under the plans are determined primarily by the Board of Directors or the committee authorized by the Board of Directors to administer such plans, although incentive stock options must be granted which are no less than the fair market value of the Company's Common Stock at the date of the grant. Outstanding options have 3- to 5-year terms. The Stock Award and Incentive Plan also permits payment for options exercised in shares of the Company's common stock and the granting of incentive stock options.

        The Company applies APB No. 25 and its related interpretations for its plan. Accordingly, compensations cost has been recognized for the plan in the amount of $525,000 for the year ended December 31, 1998, as determined by the table below:

          Grant          Number of              Exercise          Fair Market       APB 25
          Date             Shares                 Price              Value       Compensation
        --------         ---------              --------          -----------    ------------
        08/28/98         1,035,885                0.72                0.72        $        0
        08/31/98           564,115                0.72                0.72                 0
        09/15/98           985,000                2.00                0.72                 0
        09/01/98           100,000               11.00                0.72                 0
        09/28/98            80,000                0.72                0.72                 0
        09/28/98            72,000                2.00                0.72                 0
        09/28/98           300,000                3.00                0.72                 0
        09/28/98            25,000                1.00                0.72                 0
        10/01/98         1,000,000                3.00                0.72                 0
        10/01/98           500,000                0.72                0.72                 0
        10/07/98           875,000                0.72                0.72                 0
        10/07/98           433,000                3.00                0.72                 0
        11/30/98           100,000                9.63               14.88           525,000
                         ---------                                                ----------
                         6,070,000                                                $  525,000
                         =========                                                ==========

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note G - Employee Stock Options and Benefit Plans (continued)

        In 1998, had the Company recorded a charge for the fair value of options consistent with SFAS No. 123, net income would have been reduced by $6,000,000 and basic net income per common share by $.50. The income on net income per common share, assuming full dilution, is $.50 in 1998. Prior to the completion of the Company's reverse acquisition, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes model. The weighted average fair market value of an option granted during 1998 and 1997 was $1.51 and $.72, respectively. The following assumption were used to perform the calculations:

        Risk-free interest rate               5.4%
        Expected option lives                 4.8 years
        Expected volatility                   19.2%
        Expected dividend yield               0.0%

        Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

        A summary of the status of the Company stock option plans at December 31, 1998 as follows:

                                                               Weighted Average
        (thousands of shares)                        Shares     Exercise Price
        ---------------------                        ------     --------------
        Outstanding at beginning of year                -0-          N/A
        Granted                                       6,070        $1.51
        Exercised                                       -0-          N/A
        Canceled                                        -0-          N/A
                                                     ------
        Outstanding at year-end                       6,070
                                                     ======
        Options exercisable at year-end               5,525

        Weighted average fair value of options
        granted during the year                      $ 1.51

        The following table summarizes information about fixed stock options outstanding at December 31, 1998.

                                           Weighted Average
                              Number          Remaining
        Range of           Outstanding         Years of
        Exercise Prices    (thousands)      Contractual Life
        ---------------    -----------      ----------------
        $.71-2.99             3,937            4.7 years
        3.00-5.00             2,133            5.0 years
                             ------

        $.71-5.00             6,070            4.8 years

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note H - Debt

        The Company has entered into certain revolving debt instruments of a short-term nature which, as of December 31, 1998, had an aggregate outstanding amount of $6,400. Such revolving debt instruments provide for interest at the rate of approximately 22.4% per annum and are repayable in 48 monthly installments that commenced in February, 1996. These instruments are not collateralized and are therefore subordinate to all other liabilities of the Company, including trade payables.

        The Company has failed to remit employee payroll taxes withheld and the employers' portion of both State and Federal payroll taxes for a portion of the year 1998. As of December 31, 1998 an unpaid tax liability in the amount of $168,900 exists, including penalties and interest. Refer to Note J - Subsequent Events.

Note I - Compensated Absences

        Employees can earn annual vacation leave at the rate of five (5) days per year for the first year. Upon completion of the first year of employment, employees can earn annual vacation leave at the rate of ten
        (10) days per year for years two through seven. Upon completion of the eighth year of employment, employees can earn annual vacation leave at the rate of fifteen (15) days per year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 1998 and 1997 the total vacation liability totaled $29,600 and $13,430, respectively.

        Note J - Subsequent Events

        Subsequent to the year ended December 31, 1998, the Company completed a change in name from Technology Guardian, Inc. to eSat, Inc. The NASDAQ Bulletin Board trading symbol of the Company was likewise changed from TEGI to ASAT.

        Subsequent to the year ended December 31, 1998, the complaint filed by a former employee of the Company alleging breach of contract was dismissed in favor of the Company.

        Subsequent to the year ended December 31, 1998, the Company remitted all employee payroll taxes withheld and the employers' portion of both State and Federal payroll taxes for a portion of the year 1998 which was outstanding and unpaid as of the year end. As of the date of this report no outstanding payroll tax liability exists for the prior year.

        Subsequent to the year ended December 31, 1998, the former counsel of the Company filed a lawsuit against the Company alleging nonpayment of attorneys' fees in the amount of $80,000. The Company has filed counter-claims against the firm, and third party claims against its principal, for damages and rescission based on what the Company alleges to have been the fraudulent inducement by the firm and its principal to enter into a contract modification by which the firm received shares of the Company's stock. The matter was settled in binding arbitration. The Company made a payment to former counsel in the amount of $127,300.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Subsequent to the year ended December 31, 1998, the Company entered into an agreement with an underwriting firm to raise an additional twelve million dollars ($12,000,000) in operating capital through a private placement of one million five hundred thousand (1,500,000) shares of restricted Common Stock at eight dollars ($8.00) per share. Such shares are restricted from public sale under Rule 144 of the Securities Act of 1993 for a period not less than one year from the date of issuance. The offering is a firm commitment from the underwriter with an expiry for complete funding of August 30, 1999. This agreement expired with no funding as of August 30, 1999.

        Subsequent to the year ended December 31, 1998, the Chairman, President and Chief Executive Officer, Mr. David Coulter, resigned effective March 22, 1999. In conjunction with his resignation Mr. Coulter entered into a consulting agreement with the Company for a term of thirty-six (36) months at a pay rate of ten thousand ($10,000) dollars per month. In the event the Company is sold, Mr. Coulter would be paid the difference between three hundred sixty thousand dollars ($360,000) and the cumulative amount of the consulting fees paid to the date of sale. In conjunction with the termination of his prior employment agreement, Mr. Coulter shall be paid one hundred fifty thousand dollars ($150,000) in five equal installments, the first payment to be made upon the effective date of his resignation. As of September 1999 the Company has ceased making the required monthly payments under this agreement.

        Mr. Coulter shall retain three million (3,000,000) shares of nonvoting common stock. All other shares owned by Mr. Coulter as of the effective date of resignation shall be canceled. Mr. Coulter shall retain warrants to purchase 1,500,000 shares of common stock at three dollars ($3.00) per share. All other warrants previously issued to Mr. Coulter are canceled.

        On July 23, 1999 the Company was named as a defendant in a lawsuit alleging breach of contract and requesting general and specific damages and costs of suit. In addition, the suit is requesting the Company issue 2,092,500 shares of common stock to the plaintiff, at $1.30 per share, according to the original contract. No dollar amount for the general and specific damages has been provided at this time. The Company intends to vigorously defend itself against this claim and as such has not made any provision for loss in the financial statements.

        Subsequent to the year ended December 31, 1998 the Company sold products to customers in the ordinary course of business. The Company wrote-off uncollectible accounts receivable related to particular sales of $118,722 in 1999 and created an allowance for bad debt of $850,000 related to the remaining accounts receivable as of June 30, 1999. The allowance was based on the age of accounts receivable and managements' determination of collectibility.

        Subsequent to the year ended December 31, 1998 the Company wrote-off $42,624 of inventory. Due to the redesign and upgrading of the product line certain items held in the Company's inventory were determined to be obsolete and were written-off.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Subsequent to the year ended December 31, 1998 the Company entered into settlement agreements regarding Peripherals Plus, Inc., Supercom, Inc. and Softbank Comdex, Inc. through binding arbitration. The Company made a payments related to these matters in the amount of $43,700.

        Subsequent to December 31, 1998 Corporate Financial Enterprises and Vantage Capital, Inc. (the "Consultant") are working together as joint venture partners pursuant to an exclusive Consulting Agreement entered into between Vantage Capital, Inc., and eSat, Inc. (the "Company"), dated September 17, 1999. The Consulting Agreement shall commence on September 15, 1999 and shall terminate no earlier than September 15, 2002.

        The Consulting Agreement states that the duties of the consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assist the Company in its corporate strategies; and (3) assist the Company in the implementation of its business plan, in each case as requested by the Company.

        The Consultant shall receive as compensation as follows: (1) Retainer. The company shall pay to Consultant a non-refundable monthly retainer of $5,000, payable in cash, Restricted Common Stock, or Registered Common Stock (at the Company's option) based on the terms of the Agreement (2) Expenses. eSat, Inc., shall pay all such expenses reasonably incurred during the consulting period by the Consultant. (3) Warrants. The company shall issue to Consultant or its designees warrants to purchase 1,200,000 shares of Common Stock (the "Warrants"), with exercise prices equal to (a) as to 300,000 warrants, $4.25, (b) as to 300,000 warrants, $5.25, (c) as to 200,000 warrants, $6.25, and (d) as to 400,000 warrants, $8.50, and which may be exercised by Consultant at any time through the payment of (i) cash, (ii) a promissory note bearing interest at 6% per annum, or (iii) by tendering shares of Common Stock equal to the aggregate exercise price divided by the last closing price of the Common Stock. Such Warrants as are exercised shall vest immediately if paid in cash or Common Stock, and on a pro rata basis in accordance with receipt of cash or Common Stock in the event Warrant is exercised with a promissory note. (4) Fees for Acquisition Opportunities. The Company shall pay to the Consultant a fee equal to 10% of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, or any other transaction involving the sale of assets out of the ordinary course (measured by either magnitude or classification) or the sale, transfer or license of technology (collectively, a "Transaction"), which fee shall be due upon closing of the Transaction.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Further, Consultant shall also be entitled to a financing fee equal to 10% of any private or public placement of debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, common stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations. (5) Third Party Commissions.

        Consultant and/or its Affiliates shall be entitled to share in any fees or commissions payable by third parties on any Transaction contemplated by the Consulting Agreement, including, but not limited to, any fees payable or Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). The Company hereby waives any conflict of interest that may arise due to any Transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by Consultant of the seller or purchaser of a corporation or business on the one hand, and the Company on the other.
        (6) Fees Paid in Common Stock. The Company, at its option, may pay fees due in cash, or by issuance of Restricted Common Stock or freely tradable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to the lesser of (i) 50% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $5.00. Freely tradable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) 70% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $7.50.

        Michael Palmer, President of Vantage Capital, Inc., is also the Chief Executive Officer and on the Board of Directors of eSat, Inc., and therefore the possibility of conflict of interest exists. In the event of a conflict arises and if for any reason Vantage is unable to continue performing the services as per the terms of the Consulting Agreement, Corporate Financial Enterprises shall act in Vantage Capital, Inc.'s stead. Corporate Financial Enterprises will assume all the duties and obligations set forth in the Consulting Agreement and shall be entitled to receive the benefits related thereto. eSat, Inc. waives any conflict of interest that may arise from a relationship between Consultant and any entity which Consultant is affiliated with.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Subsequent to the year ended December 31, 1998, eSat, Inc. (the "Company"), sold 2,000,000 shares of 12% Convertible Preferred Stock to Corporate Financial Enterprises, Inc. and Vantage Capital, Inc. (the "Purchasers"), in equal allotments of 1,000,000 shares each. Purchasers purchased 2,000,000 shares of 12% Convertible Preferred Stock ("the Preferred Stock") for the sum of $4,000,000, payable pursuant to a promissory note providing for eight equal monthly payments of $500,000, commencing on the Closing Date, and funding on the 17th of each month thereafter. The Preferred Stock has a stated value and liquidation preference of $2.00 per share, bears cumulative dividends at the rate of 12% per annum, and is convertible into shares of Common Stock of the Company (the "Common Stock") at the lessor of (a) the rate of $2.00 per share of Common Stock, or (b) 70% of the bid price of the Common Stock on the date of a notice to convert, as reported by the exchange upon which the Common Stock is then listed. The Preferred Stock contains certain anti-dilution and price protection provisions, and has piggyback registration rights.

        Subsequent to December 31, 1998, a Warrant Agreement (the "Agreement") was entered into on September 15, 1999 between eSat, Inc. (the "Company") and Corporate Financial Enterprises, Inc. (the "Consultant"). The Company granted to Consultant Warrants to purchase 600,000 shares of Common Stock equal to the Exercise Quantity, as may be adjusted from time to time as set forth in the Agreement. The Warrant holder has the right to exercise the warrants at any time and from time to time after December 31, 2000 until September 1, 2009.

Note K - Related Party Transactions

        Throughout the history of the Company, certain members of the Board of Directors, members of the immediate family of management, and general management have made loans to the Company to cover operating expenses or operating deficiencies.

        In April 1997, the Company entered into a settlement agreement between Cyber Village Network, Inc.(CVN), a company controlled by an officer of the corporation, and this same officer individually. Wherein both parties agreed to release the Company from all potential claims arising from a certain Option Agreement, and an agreement entered into by and among the Company, the Company's President, CVN, and the aforementioned officer of the Company, in exchange for the issuance of 849,750 shares of the Company's Common Stock.

        The aforementioned option agreement granted options to CVN to purchase shares equal to 10% of the Company's outstanding shares in exchange for the forgiveness of a $100,000 loan held by CVN. Additionally, CVN was granted the option to purchase up to 30% of the outstanding shares of the Company in exchange for $1,200,000. Further, this same option agreement provided that the president of the Company had the right to repurchase shares from CVN equal to 15% of the Company's common stock following the exercise of the option by CVN in exchange for $1,200,000. This Option Agreement was subsequently canceled and the parties released each other from all claims.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note K - Related Party Transactions (continued)

        In October 1997, an officer of the Company who is also a member of the Board of Directors received a commission in the amount of $100,000 for the referral of an investment group related to a recapitalization of the Company. This same officer is the controlling shareholder of a corporation which had previously loaned the Company $100,000 and was granted 849,750 shares of the Company Common Stock in settlement for the release from potential claims arising from the aforementioned Option Agreement. A fair market value of $.10 per share was used for purposes of calculating the total amount of expense recorded related to the settlement. This value was determined based on private purchases of the Company's common stock made within a 10 day time period of the date of settlement. Settlement expense in the amount of $84,975 was expensed in the year 1998.

        During the year 1998, the Company granted to the Company's then president 3,935,885 options at strikes prices ranging from $.71 to $3.00, expiring five years from the date of issuance. These options contain strike prices and fair market values as determined by use of the Black-Scholes model as follows:

        Date of Option                  10/1/98            8/24/98            8/10/98            9/15/98
        Options granted                 1,000,000          1,035,885          1,500,000          400,000
        Strike price                    $3.00              $0.72              $0.72              $3.00
        Fair Value per share            $0.22              $0.46              $0.46              $0.22

        During the year 1998, the Company granted to the Company's chief operating officer 1,095,802 options at strike prices ranging from $.71 to $3.00, expiring five years from the date of issuance. These options contain strike prices and fair market values as determined by use of the Black-Scholes model as follows:

        Date of Option       8/31/98        10/1/98       10/7/98
        Options granted      262,802        500,000       333,000
        Strike price         $0.72          $0.72         $3.00
        Fair Value per share $0.22          $0.46         $0.46

        Subsequent to December 31, 1998 the Company entered into an Agreement with Vantage Capital, Inc., which is wholly owned by Michael Palmer. Mr. Palmer is Chief Executive Officer of eSat, Inc. and serves on its Board of Directors. For details to this agreement see Note J.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note L - Income Taxes

        Total Federal and State income tax expense for the years ended December 31, 1998 and 1997 amounted to $800 in each year. These represent the minimum annual tax liability under Federal and State tax code. No future benefit for the realization of an operating loss carry forward, in the form of an asset, has been recognized due to the ongoing nature of the losses and the potential inability for the Company to ever realize their benefit. For the years ended December 31, 1998 and 1997, there is no difference between the federal statutory tax rate and the effective tax rate. At years ended December 31, 1998 and 1997 the Company had available net operating loss carry forwards of $2,926,600 and $199,500 respectively, after adjusting for limitation, to be offset against future taxable income. The operating loss carry forwards will expire at various dates through the year 2014.

Note M - Other Income and Expense

        During the year ended December 31, 1998, the Company recorded a one-time revenue write down of a contract with a foreign government in the amount of $236,700.

Note N - Extraordinary Income

        During the year ended December 31, 1998, the Company was released from a liability to a factoring company. In accordance with SFAS 4 the Company recorded extraordinary income in the amount of $242,990.

        The agreement with the factoring organization called for factor to purchase receivables at a price equal to 80% of the face value of acceptable accounts from the Company. The Company therefore would appropriately record the transaction as a sale of receivables with proceeds of the sale reduced by the fair value of the recourse obligation. Under the terms of the Agreement, factor earned a fee equal to 14% of the face amount of the accounts purchased and such fee shall be taken at the time of collection of an invoice. Factor shall reserve and hold 2.5% of the face value of purchased accounts for bad debts. Factor shall be entitled to immediate and full recourse against the Company to demand payment with respect to a purchase account in the event that the purchase account is not paid in full within 75 days. During the course of the relationship with the factor, the Company's largest client filed a Chapter 7 bankruptcy liquidation resulting in more than $100,000 in purchased accounts going unpaid. In accordance with the terms of the Agreement factor made demand upon the Company for immediate payment plus accrued unpaid fees and interest through the date of Company's payment.

        The Company was released from its liability to the factoring organization because during the year 1998 it was unable to make payment under the terms of the agreement, which had been entered into. Upon breach of the agreement, the liability was transferred to the individual who had provided a personal guarantee, Mr. David Coulter. This individual subsequently settled all outstanding obligations with the factoring organization through the transfer of 25,000 shares of restricted Rule 144 stock from his name into the name of the factoring organization and the payment of $89,000 out of his personal account.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note O - Other Matters

        During the year ended December 31, 1998, the Company saw a substantial decline in revenue due to a decision by management to terminate sales until the new GSI could be tested and launched into the marketplace. This decision was based on forecasts, which indicated that sales revenue realized would be offset in future periods by upgrades of the new GSI.

Note P - Additional Paid in Capital Correction

        The original audited balance of additional paid in capital was reduced by $563,164. This amount represents the cost of raising capital that was incurred during the year ended December 31,1998 and which was originally expensed by the Company.

Note Q - Going Concern

        The Company has suffered recurring losses, a decline in revenue, cash shortages and has a net deficiency in Stockholders' Equity. These issues, among others, raise substantial doubt about its ability to continue as a going concern.

        Management has prepared the following plan in order to address these, and other operating, issues: On September 15, 1999 the Company entered into an agreement with Vantage Capital, Inc. for an equity investment in the amount of $4,000,000 through the sale of two million shares of 12% Convertible Preferred Shares. Vantage has already delivered the first $500,000 of the funding as of September, 1999, the remaining is to be paid in installments over the next seven months.

        In addition, management has temporarily reduced by forty percent its workforce and made other operational cuts in order to reduce its operating capital requirements.

        The Company has deferred the construction of its own satellite uplink facility until such time as it has sufficient investment capital and a customer base that will yield and adequate utilization factor.

        The Company feels that with the reduction in overhead, personnel, operating expenses, and deferral of capital spending along with the recent infusion of operating capital and an anticipated increase in sales that they will be able to continue as a going concern.

                                   eSAT, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999
                                   (UNAUDITED)

1.  BACKGROUND

    eSat, Inc. ("eSat" or "Company") was incorporated on June 23, 1995, pursuant to the laws of the State of Nevada, as U.S. Connect 1995, Inc., for the purposes of marketing and servicing transaction processing services, prepaid long distance cards, ATM machines and payment systems to small-to-medium sized merchants. In October 1995, the Company consummated a public offering of its securities from which it derived gross proceeds of approximately $100,000. Prior to October 1998, the Company had not commenced operations and was seeking to establish a new business. On October 8, 1998, the Company consummated an Agreement and Plan of Merger ("Merger") with Technology Guardian, Inc., a California corporation ("TGI"), whereby all the issued and outstanding shares of TGI were exchanged for shares of the Company's Common Stock. In connection with the Merger, the Company changed its name to Technology Guardian, Inc., and succeeded to the business of TGI immediately prior to the Merger. Prior to the Merger, Technology Guardian had been engaged in providing computer network installation services and the related sale of personal computers and telecommunications equipment necessary for the configuration of a local area network (LAN), and in research and development of the products currently offered by eSat, Inc. The Company amended its certificate of incorporation to change it's name to "eSat, Inc." on January 26,1999.

    eSat's principle line of business consists of providing satellite Internet access equipment and services to businesses, educational institutions and government agencies. The Company's Internet access product line is based on its Global Satellite Internet(TM) ("GSI") gateway, Nexstream(TM) Internet gateway and Nexstreams Channel Casting(TM) which all provide existing LANs with Internet access via a satellite based network. A "gateway" is a specialized server that allows LAN users to share an Internet connection.

    The Company's GSI product line consists of an Internet gateway server that utilizes the Company's satellite network for downstream communications and a telephone connection for upstream communications. The Nexstream product line, which the Company anticipates launching in the first half of fiscal 2000, consists of an Internet gateway server that utilizes the same satellite network for both upstream and downstream communications. The Company's ChannelCasting(TM) product, which is currently in development, will provide the simultaneous broadcast of video and data files to multiple destinations through the use of the Company's existing and planned future Internet gateway technology. The Company plans to be a geographically diverse satellite Internet Service Provider through the establishment of joint venture partners in various countries. The Company expects to finance the expansion either through capital provided by the parties wishing to provide the service internationally, or through capital generated by issuing additional securities.

                                   eSAT, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The interim financial information for the three and nine-month periods ended September, 1999 and 1998 is unaudited but includes all adjustments (consisting only of normal recurring entries) which the Company's management believes to be necessary for the fair presentation of the financial position, results of operations and cash flows for the periods presented. The accompanying interim financial statements should be read in conjunction with the financial statements and related notes included in the Company's Form 10, as filed with the Securities and Exchange Commission on November 8, 1999. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to Securities and Exchange Commission rules and regulations. Interim results of operations for the three and nine-month periods ended September 30, 1999, are not necessarily indicative of operating results to be expected for the full year.

    REVENUE AND EXPENSE RECOGNITION

    The Company recognizes revenue from hardware and software sales as products are shipped. The Company, subject to certain limitations, permits its customers to exchange products or receive credits against future purchases. Individual accounts receivable are written-off as they are deemed to be uncollectible. To date, the Company has had a history of a high level of write offs of uncollectible accounts. See Item II,"Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company also generates revenue by selling high-speed internet access. This service is purchased by customers on either a one, two or three year service subscription contract. Revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition of the contract are deferred and charged to expense also using the straight-line method over the life of the contract. The Company reports income and expenses on the accrual basis for both financial and income tax reporting purposes.

    NET LOSS PER SHARE

    The Company applies the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Basic net income per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of outstanding stock options, warrants and convertible securities is reflected in diluted net income per share by application of the treasury stock method. On the accompanying income statements, the
                                   eSAT, INC.

    Company has excluded common equivalent shares from stock options, warrants and convertible securities from the computation of diluted earnings per share, as their effect would be antidilutive.

    RECLASSIFICATIONS

    Certain reclassifications have been made to prior year data to conform to the current financial statement presentation.

3.  12% CONVERTIBLE PREFERRED STOCK

    The Company has entered into an agreement with Vantage Capital for the purpose of raising capital for the Company. Pursuant to this agreement, Vantage Capital has arranged for the sale of 2.0 million shares of 12% Convertible Preferred Stock (the "Series A and B Preferred Stock"), for a total of $4.0 million, to itself and Corporate Financial Enterprises, in equal subscriptions of $2.0 million apiece. The subscription is payable at the rate of $500,000 per month. As of September 30, 1999, the Company had received $750,000. Through December 21,1999, the Company had received a total of $2,000,000.

    The Series A and B Preferred Stock has a liquidation preference of $2.00 per share and accrues interest at a 12% annual rate, payable in Common Stock of the Company. The Series A and B Preferred Stock may be converted into shares of Common Stock at the lower of $2.00 per share or 70% of the bid price of the Common Stock on the date of a notice to convert as reported by the exchange or the market on which the shares of Common Stock are traded. The Series A and B Preferred Stock contains standard antidilution and price protection provisions and standard piggy back rights. There is no firm written agreement in place requiring the balance of the anticipated investment to be made; however the Company expects that the full amount of the anticipated investment will be made. Vantage Capital is owned by Michael
    C. Palmer, the Chief Executive Officer of the Company.

4.  SUBSEQUENT EVENTS

    PRIVATE PLACEMENT OF PREFERRED STOCK AND EQUITY LINE OF CREDIT

    On December 29, 1999, the Company entered into an agreement with a private third-party investor that provides for the immediate purchase by the investor of $5.0 million of Series C Convertible Preferred Stock ("Series C Preferred") and the establishment of a $20.0 million equity line of credit ("Equity Line"). The Series C Preferred is convertible into Common Stock of the Company at a price based on the market price of the Common Stock at the time of conversion, subject to a maximum price of $4.30 per share, and bears interest at 6% per annum. The Series C Preferred is convertible at the investor's option, and becomes convertible in three equal installments, commencing approximately 120 days after the purchase date and ending 90 days thereafter.

    Under the terms of the $20.0 million Equity Line, the Company has a right to sell to the investor, and the investor has an obligation to buy from the Company, up to an additional $20.0 million of convertible preferred stock. The maximum amount of each such individual sale of preferred stock will be determined by a formula based on the dollar-volume of trading of the Company's Common Stock at the time of the sale, subject to an overall maximum of $2.5 million per transaction. There must be at least 15 days between such sales and no sales are allowed while the Company's Common Stock is trading below $3.00 per share.

    SALE OF I-XPOSURE COMMON STOCK

    As of September 30, 1999, the Company's wholly owned subsidiary i-Xposure, Inc. ("i-Xposure") was engaged in the development of a highly customizable personal interactive desktop ("pid"). The pid includes a variety of personal productivity modules (calendar, planner, contact list, etc.) as well as serving as an Internet portal when users are online. Users of the pid can download the software for free from sites that have licensed the pid from i-Xposure. The pid allows licensees to include images, links to other web sites and a variety of other interactive features on the users' desktops. i-Xposure derives revenue from licensees when users download the pid and also on other measures of Internet based activity.

                                   eSAT, INC.

    In order to fund i-Xposure's development without placing a burden on eSat's limited financial resources, the Company has initiated a private placement of up to 1.5 million shares of i-Xposure Common Stock at $2.00 per share. As of December 22, 1999, the private placement had raised $240,000, before selling commissions and other fees and expenses, from the sale of 120,000 shares of i-Xposure Common Stock. eSat will retain 4.0 million shares of i-Xposure Common Stock. After sufficient funds have been received, i-Xposure will operate as a separate, stand alone entity and maintain its own books and records.

5.  INVENTORIES

    Inventories, net, are summarized as follows:

                                           SEPTEMBER 30,     DECEMBER 31,
                                               1999             1998
                                           -------------     ------------

        Finished goods                       $157,046         $117,517
        Raw materials and components          232,223          171,743
                                             --------         --------
                                             $389,269         $289,260
                                             ========         ========

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24. Indemnification of Directors and Officers

        Pursuant to the company's articles of incorporation, the personal liability of a director or officer of the company to the company or a shareholder for monetary damages for breach of a fiduciary duty is limited to situations in which a director's or officer's acts or omissions involve intentional misconduct, fraud or knowing violations of law.

        The company's articles of incorporation and bylaws provide for the indemnification of directors and officers of the company to the maximum extent permitted by law. The bylaws provide generally for indemnification as to all expenses incurred or imposed upon them as a result of actions, suits or proceedings if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the company. These documents, among other things, indemnify the company's employees, officers and directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the company, on account of services as any employee, officer or director of the company or as an employee, officer or director of any affiliate of the company. The company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

        There is no pending litigation or proceeding involving a director, officer, employee or other agent of the company as to which indemnification is being sought, and the company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

        The company has purchased directors and officers liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of the company. the insurance policy provides standard directors and officers liability insurance in the amount of $5,000,000.

Item 25. Other Expenses of Issuance and Distribution

           Description                                                    Amount
           -----------                                                   ---------
        Registration Fee                                                $13,550.72
        NASD Filing Fee                                                         NA
        Legal Fees and Expenses (including Blue Sky)                             *
        Accounting Fees and Expenses                                             *
        Transfer Agent Fees and Expenses                                         *
        Printing Expenses                                                        *
        Miscellaneous                                                            *
                                                                         ---------
                                                                         $   *.(1)
                                                                         =========


        *       To be included by amendment.

        (1) While all shares registered for sale are being sold by selling shareholders, all expenses of issuance and distribution are being paid by registrant per contractual agreements.

Item 26. Recent Sales of Unregistered Securities

        Technology Guardian, Inc., a California corporation, which was merged into the company, entered into an Agreement with Pacific Capital Group Ltd. ("Pacific Capital"), to sell shares pursuant to the terms of a Confidential Offering Memorandum dated July 2, 1998 ("Pacific Capital Offering"). Pacific Capital arranged the sale of 2,092,500 shares at $0.7168 per share for a total of $1,500,000, of which 754,045 shares were sold under Rule 504 of Regulation D, and the remaining 1,338,455 under Regulation S.

        In connection with the merger, the company assumed the obligations of TGI to honor options to purchase 2,000,000 shares of TGI common stock, $.001 par value per share, on a pro rata basis to all TGI shareholders as of August 30, 1998, at an exercise price of $.7168 per share, exercisable for five (5) years from date of grant. In addition, the company assumed the obligations of TGI wherein TGI issued options to purchase 1,500,000 shares of TGI common stock, $.001 par value per share, to David B. Coulter, President of TGI, and 500,000 shares of TGI common stock, $.001 par value per share, to Chester L. Noblett, the Vice President and COO of TGI, at an exercise price of $.7168 per share, exercisable for five (5) years from date of grant. On October 13, 1998 the board of directors authorized the issuance of additional options to purchase 1,000,000 shares of common stock to Mr. Coulter, and 333,333 shares of common stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five (5) years from date of grant.

        The merger was consummated on October 8, 1998. Under Rule 145 promulgated by the Securities and Exchange Commission, the shares of the company received by the shareholders of TGI in connection with the merger are deemed newly issued shares. Of the shares of the company outstanding after the merger, 1,050,400 shares are attributed to the original shareholders of U.S. Connect 1995, and 9,315,000 shares were issued to shareholders of TGI. Of these shares, 1,338,455 shares were issued under Regulation S, and 7,976,545 shares were issued under Regulation D.

        After the merger the company issued 2,092,500 shares of common stock under Regulation S according to its agreement with Corporate Financial Enterprises, Inc. at $0.7168 per share. These shares were issued to investors in Europe.

        On October 28, 1998, the company commenced a private placement for 2,000,000 shares of common stock under Rule 506, at $2.40 per share (the "October '98 Offering"). The company completed this offering in January 1999, with gross proceeds of $4,800,000. Tradeway Securities Group, Inc. acted as placement agent and received commissions of $480,000, plus a $144,000 nonaccountable expense allowance, warrants to purchase 500,000 shares of common stock at $2.64 per share exercisable through January, 2004.

        Pursuant to the October '98 Offering, the company has agreed to issue Loyalty Options to acquire up to 500,000 shares of the company's common stock to be granted to those shareholders who retain ownership of the shares purchased in the October '98 Offering, for two years from the date of purchase (the Loyalty period). The options will be issued on the basis of one option for each 25 shares purchased. The options are exercisable at an exercise price of $4.80 per share for a period of three years from the date of issue. No Loyalty Options have been issued at this time.

        In January, 1999, David B. Coulter transferred warrants to purchase 650,000 shares at $0.7168 per share to Corporate Financial Enterprises, Inc., which then exercised the option. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        In the period of November, 1998, through July 22, 1999, seven holders of warrants exercised their warrants in a cashless exercise with respect to 754,683 shares of common stock. These warrant holders included Tim Shulburn as to 8,033 shares, Chuck Wolf as to 7,949 shares, Tom Jandt as to 10,350 shares, Andrew Glashow as to 6,143 shares, Lawrence C. Early as to 28,837 shares, and Corporate Financial Enterprises, Inc. as to 339,093 shares. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Mr. Early is a former CFO of the company.

        On February 8, 1999, a shareholder, Claude E. Lamb, exercised options to purchase 25,000 shares at an exercise price of $0.7168. The company received proceeds of $17,920. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        Pursuant to an agreement of September, 1998, the company issued 33,482 shares to the Pacific Capital Group for proceeds of $24,000. These shares were issued pursuant to Regulation S.

        In February, 1999, the company issued 205,000 shares under Regulation S to 16 investors residing in Asia.

        On January 4, 1999, the company issued one share to an investor, Andrea Marti, for $15.50. This share was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        In December 1998 as partial compensation for work installing and configuring telephone systems for the company, the company issued 1,000 shares to Mr. David Gallie at a discount to the market. The company issued these 1,000 shares at $0.85 per share for total proceeds of $850 on December 18, 1998. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        In January and February, 1999, the company issued 18,487 shares of common stock to 15 Asian investors pursuant to Regulation S. The shares were sold for $2.45 per share, with the company retaining net proceeds of $1.55 per share, and paying a commission of $0.90 per share to Corporate Financial Enterprises, Inc., pursuant to an agreement executed by David B. Coulter, a former CEO of the company, and Corporate Financial Enterprises, Inc. on October 15, 1998.

The gross proceeds to the company amounted to $45,293 and the net proceeds amounted to $28,654.85. Corporate Financial Enterprises Inc. received $16,638.15 in commissions.

        The company has agreed to issue 2,500,000 shares of Series B 12% Convertible Preferred Stock to Corporate Financial Enterprises, Inc. and 1,000,000 shares of Series A 12% Convertible Preferred Stock to Vantage Capital, Inc.. The purchase price is payable in monthly installments of $500,000. The preferred stock has a liquidation preference of $2.00 per share, bears cumulative 12% dividends, and may be converted into common stock at the lower of $2.00 per share or 70% of the bid price of the common stock on the date of a notice to convert as reported by the exchange or the market on which the shares of common stock are traded. The shares were issued pursuant to Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933, as amended.

        In October 1999, the company issued 5,800 shares of common stock to Richard Singer in connection with a services contract entered into between Richard Singer and the company. The shares were issued pursuant to Rule 504 of Regulation D.

        In December 1999, the company issued 50,000 shares of its Series C 6% Convertible Preferred Stock to Wentworth LLC for a total of $5,000,000. The Preferred Stock has a liquidation preference of $100 per share, bears cumulative dividends at 6% per annum payable in cash or common stock, and is convertible into common stock at the lesser of $4.30 or 85% of the average closing price for the five trading days immediately prior to the conversion. The shares were issued to accredited investors pursuant to Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933, as amended.

Item 27.     Exhibits

Number       Description
------       -----------
 2.1         Agreement and Plan of Merger between Technology Guardian, Inc. and U.S. Connect 1995, Inc., dated September 15,
             1998, filed September 15, 1998 with the Nevada Secretary of State(1)

 2.2         Articles of Merger of Technology Guardian, Inc. and Technology Guardian, Inc. (formerly U.S. Connect 1995, Inc.), filed October 8, 1998 with the Nevada Secretary of State(1)

 3.1         Certificate of Amended and Restated Articles of Incorporation of Technology Guardian, Inc., filed September 28,
             1995 with the Nevada Secretary of State(1)

 3.2         Certificate of Amendment to Articles of Incorporation of Technology Guardian, Inc., filed February 4, 1999 with the Nevada Secretary of State(1)

 3.3         Bylaws of US Connect 1995, Inc.(1)

 3.4         Certificate of Designations of Series A 12% Convertible Preferred Stock of Registrant, filed January __, 2000 with the Nevada Secretary of State

 3.5         Certificate of Designations of Series B 12% Convertible Preferred Stock of Registrant, filed January __, 2000 with the Nevada Secretary of State

 3.6         Certificate of Designations of Series C 6% Convertible Preferred Stock of Registrant, filed December 29, 1999 with the Nevada Secretary of State

 5           Arter & Hadden LLP Opinion re: legality

 10.1        Stock Option Agreement between Registrant and William Sarpalius, dated September 1, 1999(1)

 10.2        Stock Option Agreements between Registrant and Lori Walker, dated September 1, 1999(1)

 10.3        Stock Option Agreements between Registrant and Carol Sarpalius, dated September 1, 1999(1)

 10.4        Employment Agreement between Registrant and Chester Noblett, Jr., dated June 15, 1998(1)

 10.5        Stock Option Agreement between Registrant and Chet Noblett, dated September 15, 1999(1)

 10.6        Warrant Agreement between Registrant and Corporate Financial Enterprises, Inc., dated as of September 17, 1999

 10.7        Warrant Agreement between Registrant and Vantage Capital, Inc., dated as of September 17, 1999

 10.8        Common Stock Purchase Warrant by and between Registrant and Wentworth LLC, dated as of December 29, 1999

 10.9        Registration Rights Agreement by and among Registrant, Vantage Capital, Inc., Corporate Financial Enterprises,
             Inc., and American Equities, LLC, dated as of November 22, 1999

 10.10       Stock Purchase Agreement by and among Registrant and Vantage Capital, Inc., dated as of November 22, 1999


 10.11       Stock Purchase Agreement by and among Registrant and Corporate Financial Enterprises, Inc. and American Equities,
             LLC, dated as of November 22, 1999
 10.12       Securities Purchase Agreement by and between Registrant and Wentworth LLC, dated December 29, 1999

 10.13       Registration Rights Agreement by and between Registrant and Wentworth LLC, dated December 29, 1999

 10.14       Side Letter Agreement, dated December 29, 1999, between the Registrant and Wentworth LLC

 10.15       Resignation Agreement between Registrant and David Coulter, dated March 22, 1999

 10.16       Master Services Agreement between Registrant and Exodus Communications, Inc., dated December 30, 1999

 10.17       Letter Agreement between Registrant and Parks, Palmer, Turner and Yemenidjian, LLP for the services of Michael Palmer, dated November 10, 1998

 10.18       Settlement Agreement and Mutual Release by and between Cyber Village Network, Inc., Chet Noblett, and Technology
             Guardian, Inc. and David Coulter, dated October 17, 1997

 10.19       Consulting Agreement between Registrant and Vantage Capital, Inc., dated September 17, 1999(2)

 10.20       Loan Out Agreement between Registrant and Vantage Capital Corp. for the services of Michael Palmer, dated
             November 1, 1999

 10.21       Employment Agreement between Global Media Technology, Inc. and Barry B. Sandrew, dated October 7, 1999

 10.22       Co-Employment Agreement between Registrant and Employers Resource Management Company, Inc.,
             for the services of executive officers, dated September 29, 1998

 10.23       Consulting Agreement between Registrant and Herbeck Consulting Group, Inc., dated December 6, 1999



 21          List of Subsidiaries

 23.1        Consent of Independent Auditors

 23.2        Consent of Counsel (See Exhibit 5)

 24          Power of Attorney (see signature page of Registration Statement)

 99          Federal Communications Commission Radio Station Authorization, dated August 25, 1999


(1) Filed as part of Registrant's Form 10 dated March 16, 1999, and incorporated herein by reference.

(2) Filed as part of Registrant's Form 10 dated November 8, 1999, and incorporated herein by reference.

(3) Filed as a part of Registrant's Form 10 dated May 11, 1999, and incorporated herein by reference.


Item 28. Undertakings

                (a)         Rule 415 Offering. Registrant will:

                            (1) File, during any period in which it offers or
sells securities, a post-effective amendment to this Registration Statements to:

                                (i) Include any prospectus required by section
10(a)(3) of the Securities Act;

                                (ii) Reflect in the prospectus any facts or
events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                (iii) Include any additional or changed material
information on the plan of distribution.

                            (2) For determining liability under the Securities
Act, each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                            (3) File a post-effective amendment to remove from
registration any of the securities being registered that remain unsold at the end of the offering.

                (e) Request for acceleration of effective date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on January 26, 2000.

                                            ESAT, INC.

                                            By    /s/ Michael C. Palmer
                                                  -----------------------------
                                                  Michael C. Palmer,
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears appoints each of Michael Palmer and Chester Noblett, his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                        Title                        Date
           ---------                                        -----                        ----
                                                 Chief Executive Officer
                                                 President
  /s/ Michael C. Palmer                          Secretary                        January 26, 2000
---------------------------------------          Director
Michael C. Palmer



                                                 Chairman of the Board
                                                 Chief Financial Officer
  /s/ Chester (Chet) L. Noblett, Jr.             Principal Accounting Officer      January 26, 2000
---------------------------------------          Assistant Secretary
Chester (Chet) L. Noblett, Jr.


  /s/ Gary Pan                                   Director                          January 26, 2000
---------------------------------------
Gary Pan


  /s/ Salvator A. Piraino                        Director                          January 26, 2000
---------------------------------------
Salvator A. Piraino

                                  EXHIBIT INDEX


Number       Description
------       -----------
 2.1         Agreement and Plan of Merger between Technology Guardian, Inc. and U.S. Connect 1995, Inc., dated September 15,
             1998, filed September 15, 1998 with the Nevada Secretary of State(1)

 2.2         Articles of Merger of Technology Guardian, Inc. and Technology Guardian, Inc. (formerly U.S. Connect 1995, Inc.), filed October 8, 1998 with the Nevada Secretary of State(1)

 3.1         Certificate of Amended and Restated Articles of Incorporation of Technology Guardian, Inc., filed September 28,
             1995 with the Nevada Secretary of State(1)

 3.2         Certificate of Amendment to Articles of Incorporation of Technology Guardian, Inc., filed February 4, 1999 with the Nevada Secretary of State(1)

 3.3         Bylaws of US Connect 1995, Inc.(1)

 3.4         Certificate of Designations of Series A 12% Convertible Preferred Stock of Registrant, filed January __, 2000 with the Nevada Secretary of State

 3.5         Certificate of Designations of Series B 12% Convertible Preferred Stock of Registrant, filed January __, 2000 with the Nevada Secretary of State

 3.6         Certificate of Designations of Series C 6% Convertible Preferred Stock of Registrant, filed December 29, 1999 with the Nevada Secretary of State

 5           Arter & Hadden LLP Opinion re: legality

 10.1        Stock Option Agreement between Registrant and William Sarpalius, dated September 1, 1999(1)

 10.2        Stock Option Agreements between Registrant and Lori Walker, dated September 1, 1999(1)

 10.3        Stock Option Agreements between Registrant and Carol Sarpalius, dated September 1, 1999(1)

 10.4        Employment Agreement between Registrant and Chester Noblett, Jr., dated June 15, 1998(1)


 10.5        Stock Option Agreement between Registrant and Chet Noblett, dated September 15, 1999(1)

 10.6        Warrant Agreement between Registrant and Corporate Financial Enterprises, Inc., dated as of September 17, 1999

 10.7        Warrant Agreement between Registrant and Vantage Capital, Inc., dated as of September 17, 1999

 10.8        Common Stock Purchase Warrant by and between Registrant and Wentworth LLC, dated as of December 29, 1999

 10.9       Registration Rights Agreement by and among Registrant, Vantage Capital, Inc., Corporate Financial Enterprises,
             Inc., and American Equities, LLC, dated as of November 22, 1999

 10.10       Stock Purchase Agreement by and among Registrant and Vantage Capital, Inc., dated as of November 22, 1999

 10.11       Stock Purchase Agreement by and among Registrant and Corporate Financial Enterprises, Inc. and American Equities,
             LLC, dated as of November 22, 1999

 10.12       Securities Purchase Agreement by and between Registrant and Wentworth LLC, dated December 29, 1999

 10.13       Registration Rights Agreement by and between Registrant and Wentworth LLC, dated December 29, 1999

 10.14       Side Letter Agreement, dated December 29, 1999, between the Registrant and Wentworth LLC

 10.15       Resignation Agreement between Registrant and David Coulter, dated March 22, 1999

 10.16       Master Services Agreement between Registrant and Exodus Communications, Inc., dated December 30, 1999

 10.17       Letter Agreement between Registrant and Parks, Palmer, Turner and Yemenidjian, LLP for the services of Michael Palmer, dated November 10, 1998

 10.18       Settlement Agreement and Mutual Release by and between Cyber Village Network, Inc., Chet Noblett, and Technology
             Guardian, Inc. and David Coulter, dated October 17, 1997

 10.19       Consulting Agreement between Registrant and Vantage Capital, Inc., dated September 17, 1999(2)

 10.20       Loan Out Agreement between Registrant and Vantage Capital Corp. for the services of Michael Palmer, dated
             November 1, 1999

 10.21       Employment Agreement between Global Media Technology, Inc. and Barry B. Sandrew, dated October 7, 1999

 10.22       Co-Employment Agreement between Registrant and Employers Resource Management Company, Inc.,
             for the services of executive officers, dated September 29, 1998

 10.23       Consulting Agreement between Registrant and Herbeck Consulting Group, Inc., dated December 6, 1999


 21          List of Subsidiaries

 23.1        Consent of Independent Auditors

 23.2        Consent of Counsel (See Exhibit 5)

 24          Power of Attorney (see signature page of Registration Statement)

 99          Federal Communications Commission Radio Station Authorization, dated August 25, 1999


(1) Filed as part of Registrant's Form 10 dated March 16, 1999, and incorporated herein by reference.

(2) Filed as part of Registrant's Form 10 dated November 8, 1999, and incorporated herein by reference.

(3) Filed as a part of Registrant's Form 10 dated May 11, 1999, and incorporated herein by reference.